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                                                                    Exhibit 10.1

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                                  CREDIT AGREEMENT


                                       AMONG


                         CORNING CONSUMER PRODUCTS COMPANY


                                THE SEVERAL LENDERS
                          FROM TIME TO TIME PARTIES HERETO


                             THE CHASE MANHATTAN BANK,
                              AS ADMINISTRATIVE AGENT


                       SALOMON BROTHERS HOLDING COMPANY INC,
                                AS SYNDICATION AGENT

                                        AND

                               BANKERS TRUST COMPANY,
                               AS DOCUMENTATION AGENT


                             DATED AS OF APRIL 9, 1998

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                                CHASE SECURITIES INC.,
                                     AS ARRANGER


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                                  Table of Contents

                                                                          Page

     SECTION 1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . .   1

     SECTION 2.   Amount and Terms of Credit . . . . . . . . . . . . . . . .  29
          2.1  Commitments . . . . . . . . . . . . . . . . . . . . . . . . .  29
          2.2  Minimum Amount of Each Borrowing;
               Maximum Number of Borrowings. . . . . . . . . . . . . . . . .  30
          2.3  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . .  30
          2.4  Disbursement of Funds . . . . . . . . . . . . . . . . . . . .  31
          2.5  Repayment of Loans; Evidence of Debt. . . . . . . . . . . . .  32
          2.6  Conversions and Continuations . . . . . . . . . . . . . . . .  33
          2.7  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . .  34
          2.8  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          2.9  Interest Periods. . . . . . . . . . . . . . . . . . . . . . .  35
          2.10 Increased Costs, Illegality, etc. . . . . . . . . . . . . . .  36
          2.11 Compensation. . . . . . . . . . . . . . . . . . . . . . . . .  37
          2.12 Change of Lending Office. . . . . . . . . . . . . . . . . . .  38
          2.13 Notice of Certain Costs . . . . . . . . . . . . . . . . . . .  38

     SECTION 3.   Letters of Credit. . . . . . . . . . . . . . . . . . . . .  38
          3.1  Letters of Credit . . . . . . . . . . . . . . . . . . . . . .  38
          3.2  Letter of Credit Requests . . . . . . . . . . . . . . . . . .  39
          3.3  Letter of Credit Participations . . . . . . . . . . . . . . .  39
          3.4  Agreement to Repay Letter of Credit Drawings. . . . . . . . .  41
          3.5  Increased Costs . . . . . . . . . . . . . . . . . . . . . . .  42
          3.6  Successor Letter of Credit Issuer . . . . . . . . . . . . . .  43

     SECTION 4.   Fees; Commitments. . . . . . . . . . . . . . . . . . . . .  43
          4.1  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          4.2  Voluntary Reduction of Revolving Credit Commitments . . . . .  44
          4.3  Mandatory Termination of Commitments. . . . . . . . . . . . .  44

     SECTION 5.   Payments . . . . . . . . . . . . . . . . . . . . . . . . .  44
          5.1  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . .  44
          5.2  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . .  45
          5.3  Method and Place of Payment . . . . . . . . . . . . . . . . .  47
          5.4  Net Payments. . . . . . . . . . . . . . . . . . . . . . . . .  48
          5.5  Computations of Interest and Fees . . . . . . . . . . . . . .  50

     SECTION 6.   Conditions Precedent to Initial Borrowing. . . . . . . . .  50
          6.1  Credit Documents. . . . . . . . . . . . . . . . . . . . . . .  50
          6.2  Closing Certificate . . . . . . . . . . . . . . . . . . . . .  50
          6.3  Corporate Proceedings of Each Credit Party. . . . . . . . . .  50
          6.4  Corporate Documents . . . . . . . . . . . . . . . . . . . . .  51
          6.5  No Material Adverse Change. . . . . . . . . . . . . . . . . .  51
          6.6  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

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                                                                              ii


          6.7  Recapitalization. . . . . . . . . . . . . . . . . . . . . . .  51
          6.8  Closing Date Balance Sheet. . . . . . . . . . . . . . . . . .  51
          6.9  Solvency Opinion. . . . . . . . . . . . . . . . . . . . . . .  51
          6.10 Required Approvals. . . . . . . . . . . . . . . . . . . . . .  51
          6.11 Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . .  51

     SECTION 7.   Conditions Precedent to All Credit Events. . . . . . . . .  51
          7.1  No Default; Representations and Warranties. . . . . . . . . .  52
          7.2  Notice of Borrowing; Letter of Credit Request . . . . . . . .  52

     SECTION 8.   Representations, Warranties and Agreements . . . . . . . .  52
          8.1  Corporate Status. . . . . . . . . . . . . . . . . . . . . . .  52
          8.2  Corporate Power and Authority . . . . . . . . . . . . . . . .  52
          8.3  No Violation. . . . . . . . . . . . . . . . . . . . . . . . .  53
          8.4  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  53
          8.5  Margin Regulations. . . . . . . . . . . . . . . . . . . . . .  53
          8.6  Governmental Approvals. . . . . . . . . . . . . . . . . . . .  53
          8.7  Investment Company Act. . . . . . . . . . . . . . . . . . . .  53
          8.8  True and Complete Disclosure. . . . . . . . . . . . . . . . .  53
          8.9  Financial Condition; Financial Statements . . . . . . . . . .  54
          8.10 Tax Returns and Payments. . . . . . . . . . . . . . . . . . .  54
          8.11 Compliance with ERISA . . . . . . . . . . . . . . . . . . . .  54
          8.12 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .  55
          8.13 Patents, etc. . . . . . . . . . . . . . . . . . . . . . . . .  55
          8.14 Environmental Laws. . . . . . . . . . . . . . . . . . . . . .  55
          8.15 Properties. . . . . . . . . . . . . . . . . . . . . . . . . .  55

     SECTION 9.   Affirmative Covenants. . . . . . . . . . . . . . . . . . .  55
          9.1  Information Covenants . . . . . . . . . . . . . . . . . . . .  55
          9.2  Books, Records and Inspections. . . . . . . . . . . . . . . .  57
          9.3  Maintenance of Insurance. . . . . . . . . . . . . . . . . . .  58
          9.4  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . .  58
          9.5  Consolidated Corporate Franchises . . . . . . . . . . . . . .  58
          9.6  Compliance with Statutes, Obligations, etc. . . . . . . . . .  58
          9.7  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
          9.8  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . .  59
          9.9  Transactions with Affiliates. . . . . . . . . . . . . . . . .  59
          9.10 End of Fiscal Years; Fiscal Quarters. . . . . . . . . . . . .  59
          9.11 Additional Guarantors . . . . . . . . . . . . . . . . . . . .  60
          9.12 Pledges of Additional Stock and Evidence of Indebtedness. . .  60
          9.13 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  60
          9.14 Changes in Business . . . . . . . . . . . . . . . . . . . . .  60
          9.15 Ownership of Assets . . . . . . . . . . . . . . . . . . . . .  60
          9.16 Issuance of Subordinated Notes. . . . . . . . . . . . . . . .  61

     SECTION 10.   Negative Covenants. . . . . . . . . . . . . . . . . . . .  61
          10.1 Limitation on Indebtedness. . . . . . . . . . . . . . . . . .  61
          10.2 Limitation on Liens . . . . . . . . . . . . . . . . . . . . .  63
          10.3 Limitation on Fundamental Changes . . . . . . . . . . . . . .  64

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                                                                             iii


          10.4   Limitation on Sale of Assets. . . . . . . . . . . . . . . .  65
          10.5   Limitation on Investments . . . . . . . . . . . . . . . . .  66
          10.6   Limitation on Investments . . . . . . . . . . . . . . . . .  67
          10.7   Limitations on Debt Payments and Amendments . . . . . . . .  68
          10.8   Limitations on Sale Leasebacks. . . . . . . . . . . . . . .  69
          10.9   Consolidated Lease Expense. . . . . . . . . . . . . . . . .  69
          10.10  Consolidated Total Debt to Consolidated EBITDA Ratio. . . .  69
          10.11  Consolidated EBITDA to Consolidated Interest Expense Ratio.  70
          10.12  Capital Expenditures. . . . . . . . . . . . . . . . . . . .  70

     SECTION 11.  Events of Default. . . . . . . . . . . . . . . . . . . . .  71
          11.1   Payments. . . . . . . . . . . . . . . . . . . . . . . . . .  71
          11.2   Representations, etc. . . . . . . . . . . . . . . . . . . .  71
          11.3   Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  71
          11.4   Default Under Other Agreements. . . . . . . . . . . . . . .  72
          11.5   Bankruptcy, etc.. . . . . . . . . . . . . . . . . . . . . .  72
          11.6   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          11.7   Guarantee . . . . . . . . . . . . . . . . . . . . . . . . .  73
          11.8   Pledge Agreement. . . . . . . . . . . . . . . . . . . . . .  73
          11.9   Judgments . . . . . . . . . . . . . . . . . . . . . . . . .  73

     SECTION 12.   The Administrative Agent. . . . . . . . . . . . . . . . .  74
          12.1   Appointment . . . . . . . . . . . . . . . . . . . . . . . .  74
          12.2   Delegation of Duties. . . . . . . . . . . . . . . . . . . .  74
          12.3   Exculpatory Provisions. . . . . . . . . . . . . . . . . . .  74
          12.4   Reliance by Administrative Agent. . . . . . . . . . . . . .  74
          12.5   Notice of Default . . . . . . . . . . . . . . . . . . . . .  75
          12.6   Non-Reliance on Administrative Agent and Other Lenders. . .  75
          12.7   Indemnification . . . . . . . . . . . . . . . . . . . . . .  75
          12.8   Administrative Agent in Its Individual Capacity . . . . . .  76
          12.9   Successor Agent . . . . . . . . . . . . . . . . . . . . . .  76

     SECTION 13.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  76
          13.1   Amendments and Waivers. . . . . . . . . . . . . . . . . . .  76
          13.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  77
          13.3   No Waiver; Cumulative Remedies. . . . . . . . . . . . . . .  78
          13.4   Survival of Representations and Warranties. . . . . . . . .  78
          13.5   Payment of Expenses and Taxes . . . . . . . . . . . . . . .  79
          13.6   Successors and Assigns; Participations and Assignments. . .  79
          13.7   Replacements of Lenders under Certain Circumstances . . . .  81
          13.8   Adjustments; Set-off. . . . . . . . . . . . . . . . . . . .  82
          13.9   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  82
          13.10  Severability. . . . . . . . . . . . . . . . . . . . . . . .  82
          13.11  Integration . . . . . . . . . . . . . . . . . . . . . . . .  83
          13.12  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . .  83
          13.13  Submission to Jurisdiction; Waivers . . . . . . . . . . . .  83
          13.14  Acknowledgments . . . . . . . . . . . . . . . . . . . . . .  83
          13.15  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . .  84
          13.16  Confidentiality . . . . . . . . . . . . . . . . . . . . . .  84

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                                                                              iv



SCHEDULES

Schedule 1.1     Commitments and Addresses of Lenders
Schedule 8.12    Subsidiaries
Schedule 10.1    Other Indebtedness

EXHIBITS

Exhibit A   Form of Guarantee
Exhibit B   Form of Pledge Agreement
Exhibit C-1 Form of Promissory Note (Term Loans)
Exhibit C-2 Form of Promissory Note (Revolving Credit and Swingline Loans)
Exhibit D   Form of Letter of Credit Request
Exhibit E-1 Form of Legal Opinion of Simpson Thacher & Bartlett
Exhibit E-2 Form of Legal Opinion of Thomas O'Brien
Exhibit F   Form of Assignment and Acceptance
Exhibit G   Form of Closing Certificate
Exhibit H   Form of Confidentiality Agreement

            CREDIT AGREEMENT dated as of April 9, 1998, among CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), the lending institutions from time to time parties hereto (each a "LENDER" and, collectively, the "LENDERS"), THE CHASE MANHATTAN BANK, as Administrative Agent (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1), Salomon Brothers Holding Company Inc, as Syndication Agent, and Bankers Trust Company, as Documentation Agent.

            The Borrower has requested the Lenders to extend credit in the form of (a) Term Loans, in an aggregate principal amount not in excess of $200,000,000, and (b) Revolving Credit Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $275,000,000 less the sum of (i) the aggregate Letter of Credit Outstanding at such time and (ii) the aggregate principal amount of all Swingline Loans then outstanding. The Borrower has requested the Letter of Credit Issuer to issue Letters of Credit at any time and from time to time prior to the L/C Maturity Date, in an aggregate face amount at any time outstanding not in excess of $25,000,000. The Borrower has requested Chase to extend credit in the form of Swingline Loans at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25,000,000.

            The proceeds of the Term Loans will be used by the Borrower, together with up to $125,000,000 in proceeds of Revolving Credit Loans on the Closing Date, solely (a) to pay a portion of the principal of, and accrued interest on, the Subordinated Loans, PROVIDED that after giving effect to such repayment there is at least $150,000,000 aggregate principal amount of Subordinated Loans outstanding, and (b) to pay related fees and expenses incurred in connection with the Recapitalization, the financing therefor and the other transactions contemplated hereby and thereby. Proceeds of additional Revolving Credit Loans and Swingline Loans may be used by the Borrower for general corporate purposes (including Permitted Acquisitions and the uses specified in clause (b) of the immediately preceding sentence and, to the extent that the aggregate amount of Revolving Credit Loans drawn on the Closing Date was less than $125,000,000, for the purposes set forth in clause (a) of the immediately preceding sentence), and Letters of Credit will be used by the Borrower for general corporate purposes.

            The parties hereto hereby agree as follows:

DEFINITIONS. As used herein, the following terms shall have the meanings specified in this Section 1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

            "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "ABR LOAN" shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

            "ABR REVOLVING CREDIT LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the ABR.

            "ACQUIRED EBITDA" shall mean, with respect to any Acquired Entity or Business, any Converted Restricted Subsidiary, any Sold Entity or Business or any Converted Unrestricted Subsidiary (any of the foregoing, a "PRO FORMA ENTITY") for any period, the sum of the amounts for such period of (a) income from continuing operations before income taxes and extraordinary items, (b) interest expense, (c) depreciation expense,
     (d) amortization expense, including amortization of deferred financing fees, (e) non-recurring charges, (f) non-cash charges, (g) losses on asset sales and (h) restructuring charges or reserves LESS the sum of the amounts for such period of (i) non-recurring gains, (j) non-cash gains and
     (k) gains on asset sales, all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

            "ACQUIRED ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

            "ACQUISITION SUBSIDIARY" shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date in connection with Permitted Acquisitions, PROVIDED that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Acquisition Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary on the Closing Date subsequently re-designated as an Acquisition Subsidiary by the Borrower in a written notice to the Administrative Agent, PROVIDED that such re-designation shall be deemed to be an investment on the date of such re-designation in an Acquisition Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Guarantee provided by such re-designated Restricted Subsidiary) and
     (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such re-designation (to the extent not repaid on the date of such re-designation), all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (c) each Subsidiary of an Acquisition Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the Borrower to the Administrative Agent of any Acquisition Subsidiary as a Restricted Subsidiary, the Acquisition Subsidiary so re-designated shall no longer constitute an Acquisition Subsidiary, (ii) no Acquisition Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default would result from such re-designation and (iii) no Restricted Subsidiary may be re-designated as an Acquisition Subsidiary if a Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Acquisition Subsidiary (other than an Acquisition Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

            "ADJUSTED TOTAL REVOLVING CREDIT COMMITMENT" shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

            "ADJUSTED TOTAL TERM LOAN COMMITMENT" shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.

            "ADMINISTRATIVE AGENT" shall mean Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Credit Documents.

            "ADMINISTRATIVE AGENT'S OFFICE" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office in New York City as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "AFFILIATE" shall mean, with respect to any Person, any other
     Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "AGGREGATE REVOLVING CREDIT OUTSTANDING" shall have the meaning provided in Section 5.2(b).

            "AGREEMENT" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "APPLICABLE ABR MARGIN" shall mean, with respect to each ABR Loan at any date, the applicable percentage per annum set forth below based upon
     (a) whether such loan is a Revolving Credit Loan, a Swingline Loan or a Term Loan and (b) the Status in effect on such date:

                                                        Applicable ABR
            Loan                      Status                Margin
            ----                      ------                ------

Revolving Credit Loans and         Level I Status           1.250%
Swingline Loans                    Level II Status          1.000%
                                   Level III Status         0.750%
                                   Level IV Status          0.500%
                                   Level V Status           0.250%
                                   Level VI Status          0.000%
                                   Level VII Status         0.000%


Term Loans                         Level I Status           1.500%
                                   Level II Status          1.250%
                                   Level III Status         1.000%

                                   Level IV Status          0.750%
                                   Level V Status           0.500%
                                   Level VI Status          0.500%
                                   Level VII Status         0.500%

            "APPLICABLE EURODOLLAR MARGIN" shall mean, with respect to each Eurodollar Term Loan and Eurodollar Revolving Credit Loan at any date, the applicable percentage per annum set forth below based upon (a) whether such loan is a Revolving Credit Loan or a Term Loan and (b) the Status in effect on such date:

                                                        Applicable Eurodollar
            Loan                   Status                  Margin
            ----                        ------                  ------

Revolving Credit Loans             Level I Status                2.250%
                                   Level II Status               2.000%
                                   Level III Status              1.750%
                                   Level IV Status               1.500%
                                   Level V Status                1.250%
                                   Level VI Status               1.000%
                                   Level VII Status              0.750%

Term Loans                         Level I Status                2.500%
                                   Level II Status               2.250%
                                   Level III Status              2.000%
                                   Level IV Status               1.750%
                                   Level V Status                1.500%
                                   Level VI Status               1.500%
                                   Level VII Status              1.500%

            "ASSET SALE PREPAYMENT EVENT" shall mean any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business. Notwithstanding the foregoing, the term "Asset Sale Prepayment Event" shall not include any transaction permitted by Section 10.3, 10.4 (other than Section 10.4(b)) or 10.5.

            "AUTHORIZED OFFICER" shall mean the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

            "AVAILABLE AMOUNT" shall mean, on any date (the "REFERENCE DATE"), an amount equal to (a) the sum of (i) for the purposes of Sections 10.5(l) and 10.5(n), $50,000,000, (ii) the aggregate amount of Net Cash Proceeds from Prepayment Events refused by Term Loan Lenders and retained by the Borrower in accordance with Section 5.2(c)(iv) on or prior to the Reference Date, (iii) an amount equal to (x) the cumulative amount of Excess Cash Flow for all fiscal years completed prior to the Reference Date MINUS
     (y) the portion of such Excess Cash Flow that has been on or prior to the Reference Date (or will be) applied to the prepayment of Loans in accordance with Section 5.2(a)(ii), (iv) the amount of any capital contributions (other than any equity contribution made on or prior to the Closing Date or made in accordance with Section 10.5(c)(i)) made in cash to the Borrower from and including the Business Day immediately following the Closing Date through and including the Reference Date, (v) an amount equal to the Net Cash Proceeds received by the Borrower on or prior to the Reference Date from any issuance of equity securities by the Borrower,
     (vi) the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Guarantor from any Acquisition Subsidiaries, Minority Investments or Unrestricted Subsidiaries on or prior to the

     Reference Date (other than the portion of any such dividends and other distributions that is used by the Borrower or any Guarantor to pay taxes),
     (vii) the aggregate amount of all cash repayments of principal received by the Borrower or any Guarantor from any Acquisition Subsidiaries, Minority Investments or Unrestricted Subsidiaries on or prior to the Reference Date in respect of loans made by the Borrower or any Guarantor to such Acquisition Subsidiaries, Minority Investments or Unrestricted Subsidiaries and (viii) the aggregate amount of all net cash proceeds received by the Borrower or any Guarantor in connection with the sale, transfer or other disposition of its ownership interest in any Acquisition Subsidiary, Minority Investment or Unrestricted Subsidiary on or prior to the Reference Date MINUS (b) the sum of (i) the aggregate amount of any investments (including loans) made by the Borrower or any Restricted Subsidiary (other than any Acquisition Subsidiary) in or to Acquisition Subsidiaries pursuant to Section 10.5(j) on or prior to the Reference Date, (ii) the aggregate amount of any investments (including loans) made by the Borrower or any Restricted Subsidiary (other than any Acquisition Subsidiary) pursuant to
     Section 10.5(n) on or prior to the Reference Date, (iii) the aggregate amount of any investments made by the Borrower or any Restricted Subsidiary to acquire the Remaining Equity pursuant to Section 10.5(l) on or prior to the Reference Date and (iv) the aggregate price paid by the Borrower in connection with (x) any prepayment of the Subordinated Loans (other than with the Net Cash Proceeds of the Loans or the Subordinated Notes) or (y) any prepayment, repurchase or redemption of Subordinated Notes, in each case pursuant to Section 10.7(a) on or prior to the Reference Date.

          "AVAILABLE COMMITMENT" shall mean an amount equal to the excess, if any, of (a) the sum of (i) the amount of the Total Revolving Credit Commitment and (ii) the amount of the Total Term Loan Commitment over
     (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (but not Swingline Loans) then outstanding and (ii) the aggregate Letter of Credit Outstanding at such time.

          "AVAILABLE FOREIGN INVESTMENT AMOUNT" shall mean, on any date (the "INVESTMENT DATE"), an amount equal to (a) the sum of (i) $50,000,000,
     (ii) the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Guarantor from any Restricted Foreign Subsidiaries on or prior to the Investment Date (other than the portion of any such dividends and other distributions that is used by the Borrower or any Guarantor to pay taxes), (iii) the aggregate amount of all cash repayments of principal received by the Borrower or any Guarantor from any Restricted Foreign Subsidiaries on or prior to the Investment Date in respect of loans made by the Borrower or any Guarantor to such Restricted Foreign Subsidiaries and (iv) the aggregate amount of all net cash proceeds received by the Borrower or any Guarantor in connection with the sale, transfer or other disposition of its ownership interest in any Restricted Foreign Subsidiary on or prior to the Investment Date MINUS (b) the aggregate amount of any investments (including loans) made by the Borrower or any Restricted Subsidiary (other than any Restricted Foreign Subsidiary) in or to Restricted Foreign Subsidiaries pursuant to Section 10.5(j) or 10.5(k) on or prior to the Investment Date.

          "BANKRUPTCY CODE" shall have the meaning provided in Section 11.5.

          "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "BORDEN" shall mean Borden, Inc., a New Jersey corporation.

          "BORROWER" shall have the meaning provided in the preamble to this Agreement.

          "BORROWER COMMON STOCK" shall mean any class of outstanding common stock of the Borrower after the Recapitalization.

          "BORROWING" shall mean and include (a) the incurrence of Swingline Loans from Chase on a given date, (b) the incurrence of one Type of Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of Eurodollar Term Loans, the same Interest Period (PROVIDED that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of Eurodollar Revolving Credit Loans, the same Interest Period (PROVIDED that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Revolving Credit Loans).

          "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the relevant interbank Eurodollar market.

          "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, PROVIDED that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or
     (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale or (d) expenditures that constitute any part of Consolidated Lease Expense.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

          "CCPC" shall mean CCPC Acquisition Corp., a Delaware corporation.

          "C/D ASSESSMENT RATE" shall mean for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor thereto (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
     Section 327.4(a) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

          "C/D RESERVE PERCENTAGE" shall mean for any day as applied to any ABR Loan, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity that is 30 days or more.

          "CHANGE OF CONTROL" shall mean and be deemed to have occurred if
     (a) (i) KKR, its Affiliates and the Management Group shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of the Borrower (other than as the result of one or more widely distributed offerings of Borrower Common Stock, in each case whether by the Borrower or by KKR, its Affiliates or the Management Group) and/or (ii) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of the Borrower that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by KKR, its Affiliates and the Management Group, unless, in the case of either clause (i) or (ii) above, KKR, its Affiliates and the Management Group have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; and/or (b) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower.

          "CHASE" shall mean The Chase Manhattan Bank, a New York banking corporation, and any successor thereto by merger, consolidation or otherwise.

          "CLOSING DATE" shall mean the date of the initial Borrowing hereunder.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "COLLATERAL" shall have the meaning provided in the Pledge Agreement.

          "COMMITMENT FEE RATE" shall mean, with respect to the Available Commitment on any day, the rate per annum set forth below opposite the Status in effect on such day:

                                             Commitment
                    Status                    Fee Rate
                    ------                    --------

               Level I Status                  0.425%
               Level II Status                 0.375%
               Level III Status                0.375%
               Level IV Status                 0.350%
               Level V Status                  0.300%
               Level VI Status                 0.250%
               Level VII Status                0.225%

          "COMMITMENTS" shall mean, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

          "CONFIDENTIAL INFORMATION" shall have the meaning provided in Section 13.16.

          "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower dated March 1998 delivered to the Lenders in connection with this Agreement.

          "CONSOLIDATED EARNINGS" shall mean, for any period, "income (loss) before taxes on income" of the Borrower and the Restricted Subsidiaries, excluding extraordinary items, for such period, determined in a manner consistent with the manner in which such amount was determined in accordance with the audited financial statements referred to in
     Section 9.1(a).

          "CONSOLIDATED EBITDA" shall mean, for any period, the sum, without duplication, of the amounts for such period of (a) Consolidated Earnings,
     (b) Consolidated Interest Expense, (c) depreciation expense,
     (d) amortization expense, including amortization of deferred financing fees, (e) extraordinary losses and non-recurring charges, (f) non-cash charges, (g) losses on asset sales, (h) restructuring charges or reserves,
     (i) in the case of any period that includes a period ending during the fiscal year ending December 31, 1998, Transaction Expenses, (j) any expenses or charges incurred in connection with any issuance of debt or equity securities, (k) any fees and expenses related to Permitted Acquisitions and (l) any deduction for minority interest expense and (m) the amount of Inventory Reduction Impact for such period LESS the sum of the amounts for such period of (n) extraordinary gains and non-recurring gains, (o) non-cash gains and (p) gains on asset sales, all as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP, PROVIDED that (i) except as provided in clause (ii) below, there shall be excluded from Consolidated Earnings for any period the income from continuing operations before income taxes and extraordinary items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Earnings, except to the extent actually received in cash by the Borrower or its Restricted Subsidiaries during such period through dividends or other distributions, and (ii)(x) there shall be included in determining Consolidated EBITDA for any period (A) the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an "ACQUIRED ENTITY OR BUSINESS"), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a "CONVERTED RESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and
     (B) for purposes of the definition of the term "Permitted Acquisition" and Sections 10.3, 10.10 and 10.11, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent and (y) for purposes of determining the Consolidated Total Debt to Consolidated EBITDA Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a "SOLD ENTITY OR BUSINESS"), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a "CONVERTED UNRESTRICTED SUBSIDIARY"), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion).

          "CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP, PROVIDED that (a) except as provided in clause (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense and (b) for purposes of the definition of the term "Permitted Acquisition" and Sections 10.3, 10.10 and 10.11, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period; PROVIDED FURTHER, HOWEVER, that Consolidated Interest Expense for the Test Periods ending on June 30, 1998, September 30, 1998, and December 31, 1998, shall be determined by (i) in the case of the Test Period ending on June 30, 1998, multiplying Consolidated Interest Expense for the period commencing on April 1, 1998, and ending on June 30, 1998, by 4, (ii) in the case of the Test Period ending on September 30, 1998, multiplying Consolidated Interest Expense for the period commencing on April 1, 1998, and ending on September 30, 1998, by 2, and (iii) in the case of the Test Period ending on December 31, 1998, multiplying Consolidated Interest Expense for the period commencing on April 1, 1998, and ending on December 31, 1998, by 4/3.

          "CONSOLIDATED NET SALES" shall mean, for any fiscal year of the Borrower, "net sales" of the Borrower and the Restricted Subsidiaries as set forth in the audited financial statements referred to in Section 9.1(a) with respect to the immediately preceding fiscal year.

          "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent that such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP, PROVIDED that there shall be excluded from Consolidated Lease Expense for any period the rental expenses of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Lease Expense.

          "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT" shall mean, as of any date of determination,
     (a) the sum of (i) all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money outstanding on such date and (ii) all Capitalized Lease Obligations of the Borrower and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP MINUS (b) the aggregate amount of cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and deposited with the Administrative Agent or Lenders domiciled in the United States as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.

          "CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

          "CONSOLIDATED WORKING CAPITAL" shall mean, at any date, the excess of
     (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding
     (i) the current portion of any Funded Debt, (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein and (iii) the current portion of deferred income taxes.

          "CONTINUING DIRECTOR" shall mean, at any date, an individual (a) who is a member of the Board of Directors of the Borrower on the date hereof,
     (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or one of its Affiliates or Persons nominated by KKR or one of its Affiliates or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

          "CONVERTED RESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

          "CONVERTED UNRESTRICTED SUBSIDIARY" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

          "CREDIT DOCUMENTS" shall mean this Agreement, the Guarantee, the Pledge Agreement and any promissory notes issued by the Borrower hereunder.

          "CREDIT EVENT" shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

          "CREDIT PARTY" shall mean each of the Borrower and the Guarantors.

          "CUMULATIVE CONSOLIDATED NET INCOME AVAILABLE TO STOCKHOLDERS" means, as of any date of determination, Consolidated Net Income less cash dividends paid with respect to capital stock for the period (taken as one accounting period) commencing on the Closing Date and ending on the last day of the most recent fiscal quarter for which Section 9.1 Financials have been delivered to the Lenders under Section 9.1.

          "DEBT INCURRENCE PREPAYMENT EVENT" shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness (excluding (a) the Subordinated Notes to the extent that the Net Cash Proceeds therefrom are applied to repay the principal of, and accrued interest on, the Subordinated Loans and (b) any other Indebtedness permitted to be issued or incurred under Section 10.1).

          "DEFAULT" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

          "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

          "DIVIDENDS" shall have the meaning provided in Section 10.6.

          "DOCUMENTATION AGENT" shall mean Bankers Trust Company, together with its affiliates, as the documentation agent for the Lenders under this Agreement and the other Credit Documents.

          "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

          "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

          "DRAWING" shall have the meaning provided in Section 3.4(b).

          "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person's business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA AFFILIATE" shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "EURODOLLAR LOAN" shall mean any Eurodollar Term Loan or Eurodollar Revolving Credit Loan.

          "EURODOLLAR RATE" shall mean, in the case of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan, with respect to each day during each Interest Period pertaining to such Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" for the purposes of this paragraph shall instead be the rate per annum notified to the Administrative Agent by the Reference Lender as the rate at which the Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Term Loan or Eurodollar Revolving Credit Loan, as the case may be, to be outstanding during such Interest Period.

          "EURODOLLAR REVOLVING CREDIT LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 11.

          "EXCESS CASH FLOW" shall mean, for any period, an amount equal to the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period and (iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income OVER (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and the Restricted Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such period or in a subsequent period), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Total Revolving Credit Commitments, (iv) the aggregate amount of all principal payments of Indebtedness of the Borrower or the Restricted Subsidiaries (including, without limitation, any Term Loans and the principal component of payments in respect of Capitalized Lease Obligations but excluding Revolving Credit Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
     (vi) increases in Consolidated

     Working Capital for such period, (vii) payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, (viii) the amount of investments made during such period pursuant to Section 10.5 to the extent that such investments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries, (ix) the amount of dividends paid during such period pursuant to clause (b), (c), (d) or (e) of the proviso to Section 10.6, (x) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including, without limitation, expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and (xi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEES" shall mean all amounts payable pursuant to, or referred to in,
     Section 4.1.

          "FINAL DATE" shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letter of Credit Outstandings shall have been reduced to zero.

          "FOREIGN SUBSIDIARY" shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "FRONTING FEE" shall have the meaning provided in Section 4.1(c).

          "FUNDED DEBT" shall mean all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or one of the Restricted Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; PROVIDED, HOWEVER, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE" shall mean and include the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "GUARANTEE OBLIGATIONS" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "GUARANTOR" shall mean each Domestic Subsidiary of the Borrower that is a Restricted Subsidiary and is or becomes a party to the Guarantee.

          "HAZARDOUS MATERIALS" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas;
     (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

          "HEDGE AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements entered into by the Borrower in order to protect the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates.

          "INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements and (g) without duplication, all Guarantee Obligations of such Person, PROVIDED that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

          "INTEREST PERIOD" shall mean, with respect to any Term Loan or Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

          "INVENTORY REDUCTION IMPACT" shall mean, for any period, the aggregate amount of increase in cost of goods sold resulting from a planned reduction in inventory during such period, relative to the aggregate cost of goods sold that would have been in effect but for the effect of such planned reduction, PROVIDED that the aggregate amount of Inventory Reduction Impact shall not exceed (a) $20,000,000 during the term of this Agreement and (b) $10,000,000 in any one fiscal year.

          "JUNIOR PREFERRED STOCK" shall mean the Borrower's Junior Cumulative Pay-in-Kind Preferred Stock, par value $0.01 per share.

          "KKR" shall mean each of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P.

          "L/C MATURITY DATE" shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

          "L/C PARTICIPANT" shall have the meaning provided in Section 3.3(a).

          "L/C PARTICIPATION" shall have the meaning provided in Section 3.3(a).

          "LENDER" shall have the meaning provided in the preamble to this Agreement.

          "LENDER DEFAULT" shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3 or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(b), 2.1(d) or 3.3, in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "LETTER OF CREDIT" shall mean each standby letter of credit issued pursuant to Section 3.1.

          "LETTER OF CREDIT COMMITMENT" shall mean $25,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

          "LETTER OF CREDIT EXPOSURE" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment Percentage of the Letter of Credit Outstanding.

          "LETTER OF CREDIT FEE" shall have the meaning provided in Section 4.1(b).

          "LETTER OF CREDIT ISSUER" shall mean Chase, any of its Affiliates or any successor pursuant to Section 3.6.

          "LETTER OF CREDIT OUTSTANDING" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "LETTER OF CREDIT REQUEST" shall have the meaning provided in Section 3.2.

          "LEVEL I STATUS" shall mean, on any date, the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 6.00:1.00 as of such date.

          "LEVEL II STATUS" shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.50:1.00 as of such date.

          "LEVEL III STATUS" shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 5.00:1.00 as of such date.

          "LEVEL IV STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status or Level III Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.50:1.00 as of such date.

          "LEVEL V STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status or Level IV Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.00:1.00 as of such date.

          "LEVEL VI STATUS" shall mean, on any date, the circumstance that none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 3.25:1.00 as of such date.

          "LEVEL VII STATUS" shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is less than 3.25:1.00 as of such date.

          "LIEN" shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "LOAN" shall mean any Revolving Credit Loan, Swingline Loan or Term Loan made by any Lender hereunder.

          "MANAGEMENT GROUP" shall mean, at any time, the Chairman of the Board, the President, any Executive Vice President or Vice President, the Treasurer and the Secretary of the Borrower at such time.

          "MANDATORY BORROWING" shall have the meaning provided in Section
     2.1(d).

          "MARGIN STOCK" shall have the meaning provided in Regulation U.

          "MATERIAL ADVERSE CHANGE" shall mean any change in the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower and the other Credit Parties taken as a whole to perform their obligations under this Agreement and the other Credit Documents taken as a whole.

          "MATERIAL ADVERSE EFFECT" shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect (a) the ability of the Borrower and the other Credit Parties taken as a whole to perform their obligations under this Agreement and the other Credit Documents taken as a whole or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents taken as a whole.

          "MATERIAL SUBSIDIARY" shall mean, at any date of determination, any Restricted Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

          "MATURITY DATE" shall mean the Term Loan Maturity Date or the Revolving Credit Maturity Date.

          "MINIMUM BORROWING AMOUNT" shall mean (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, $1,000,000 and (b) with respect to a Borrowing of Swingline Loans, $100,000.

          "MINORITY INVESTMENT" shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns capital stock or other equity interests.

          "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor by merger or consolidation to its business.

          "NET CASH PROCEEDS" shall mean, with respect to any Prepayment Event or any issuance by the Borrower of equity securities, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less
     (b) the sum of:

               (i) in the case of any Prepayment Event, the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

               (ii) in the case of any Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause
          (i) above) (A) associated with the assets that are the subject of such Prepayment Event and (B) retained by the Borrower or any of the Restricted Subsidiaries, PROVIDED that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

               (iii) in the case of any Prepayment Event, the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

               (iv) in the case of any Asset Sale Prepayment Event, the amount of any proceeds of such Asset Sale Prepayment Event that the Borrower has reinvested (or intends to reinvest within one year of the date of such Asset Sale Prepayment Event) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 9.14), PROVIDED that any portion of such proceeds that has not been so reinvested within such one-year period shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the last day of such one-year period and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i), PROVIDED FURTHER that, for purposes of the preceding proviso, such one-year period shall be extended by up to twelve months from the last day of such one-year period so long as (A) such proceeds are to be reinvested within such additional twelve-month period under the Borrower's business plan as most recently adopted in good faith by its Board of Directors and
          (B) the Borrower believes in good faith that such proceeds will be so reinvested within such additional twelve-month period, and

               (v) in the case of any Prepayment Event or any issuance by the Borrower of equity securities, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event or issuance, as the case may be (other than those payable to the Borrower or any Subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

          "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

          "NON-EXCLUDED TAXES" shall have the meaning provided in Section
     5.4(a).

          "NOTICE OF BORROWING" shall have the meaning provided in Section 2.3.

          "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in Section 2.6.

          "OBLIGATIONS" shall mean all monetary amounts of every type or description at any time owing to the Administrative Agent, any Lender or, in the case of Hedge Agreements, any affiliate of a Lender pursuant to the terms of this Agreement, any other Credit Document or any Hedge Agreement.

          "PARTICIPANT" shall have the meaning provided in Section 13.6(a)(ii).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "PERMITTED ACQUISITION" shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or capital stock or other equity interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall, in the case of the acquisition of capital stock or other equity interests by the Borrower or any Restricted Domestic Subsidiary, result in the issuer of such capital stock or other equity interests becoming a Restricted Domestic Subsidiary and a direct Restricted Domestic Subsidiary in the case of such an acquisition by the Borrower; (c) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and
     (d) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such acquisition had occurred on the first day of such Test Period.

          "PERMITTED INVESTMENTS" shall mean (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Lender or any bank holding company owning any Lender; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (f) above; and (h) in the case of investments by any Restricted Foreign Subsidiary, other customarily utilized high-quality investments in the country where such Restricted Foreign Subsidiary is located.

          "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP; (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9; (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, PROVIDED that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1; and (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole.

          "PERMITTED SALE LEASEBACK" shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date, PROVIDED that such Sale Leaseback is consummated for fair value as determined at the time of consummation in good faith by the Borrower and, in the case of any Permitted Sale Leaseback (or series of related Permitted Sales Leasebacks) the aggregate proceeds of which exceed $20,000,000, the Board of Directors of the Borrower (which such determination may take into account any retained interest or other investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

          "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

          "PLAN" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding five plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments of) the Borrower, a Subsidiary or an ERISA Affiliate.

          "PLEDGE AGREEMENT" shall mean and include the Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

          "PLEDGED SUBSIDIARY" shall mean, at any date of determination, any Domestic Subsidiary of the Borrower all the capital stock of which has been pledged to the Administrative Agent, for the benefit of the Lenders, on such date in accordance with Section 9.12.

          "PREPAYMENT EVENT" shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event or any Permitted Sale Leaseback.

          "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors).

          "PRO FORMA ADJUSTMENT" shall mean, for any test period that includes any of the six fiscal quarters first following any Permitted Acquisition, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business, the pro forma increase or decrease in such Acquired EBITDA projected by the Borrower in good faith as a result of reasonably identifiable and supportable net cost savings or additional net costs, as the case may be, realizable during such period by combining the operations of such Acquired Entity or Business with the operations of the Borrower and its Subsidiaries, PROVIDED that so long as such net cost savings or additional net costs will be realizable at any time during such period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA, that such net cost savings or additional net costs will be realizable during the entire such period, PROVIDED FURTHER that any such pro forma increase or decrease to such Acquired EBITDA shall be without duplication for net cost savings or additional net costs actually realized during such period and already included in such Acquired EBITDA.

          "PRO FORMA ADJUSTMENT CERTIFICATE" shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(h) or setting forth the information described in clause (iv) to Section 9.1(d).

          "RECAPITALIZATION" shall mean the recapitalization of the Borrower pursuant to the Recapitalization Agreement.

          "RECAPITALIZATION AGREEMENT" shall mean the Recapitalization Agreement dated March 2, 1998, among Corning Incorporated, the Borrower, CCPC and Borden, as the same may be amended, supplemented or otherwise modified from time to time.

          "REFERENCE LENDER" shall mean Chase.

          "REGISTER" shall have the meaning provided in Section 13.6(c).

          "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "REMAINING EQUITY" shall mean all the Borrower Common Stock that
     (a) is in existence on the Closing Date after giving effect to the Recapitalization and (b) is not beneficially owned, directly or indirectly, by Borden, KKR, KKR's Affiliates or the Management Group on the Closing Date pursuant to the 1998 management equity plan, including any additional Borrower Common Stock or other capital stock or equity interests in the Borrower issued in respect of such Borrower Common Stock in existence on the Closing Date as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement.

          "REPAYMENT AMOUNT" shall have the meaning provided in Section 2.5(b).

          "REPAYMENT DATE" shall have the meaning provided in Section 2.5(b).

          "REPLACEMENT PREFERRED STOCK" shall mean preferred stock of the Borrower that (a) is issued in exchange for, or to replace or refinance, all or a portion of the Junior Preferred Stock and (b) may include, at the election of the Borrower, (i) provisions for required cash dividends (at a rate per annum not in excess of 12%), (ii) provisions for transferability,
     (iii) provisions for voting rights and/or board representation upon the occurrence of non-payment of dividends and (iv) such other terms as the Administrative Agent shall be reasonably satisfied are at least as advantageous to the Lenders in all respects material to their interests as the terms of the Junior Preferred Stock.

          "REPORTABLE EVENT" shall mean an event described in Section 4043 of ERISA and the regulations thereunder.

          "REQUIRED LENDERS" shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Term Loan Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Term Loan Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) in the aggregate at such date.

          "REQUIRED REVOLVING CREDIT LENDERS" shall mean, at any date,
     (a) Non-Defaulting Lenders having or holding a majority of the Adjusted Total Revolving Credit

     Commitment at such date or (b) if the Total Revolving Credit Commitment has been terminated, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) in the aggregate at such date.

          "REQUIRED TERM LOAN LENDERS" shall mean, at any date,
     (a) Non-Defaulting Lenders having or holding a majority of the sum of
     (i) the Adjusted Total Term Loan Commitment at such date and (ii) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) in the aggregate at such date or (b) if the Total Term Loan Commitment has been terminated or for the purposes of acceleration pursuant to Section 11 , the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Term Loans (excluding the Term Loans of Defaulting Lenders) in the aggregate at such date.

          "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "RESTRICTED DOMESTIC SUBSIDIARY" shall mean each Restricted Subsidiary that is also a Domestic Subsidiary.

          "RESTRICTED FOREIGN SUBSIDIARY" shall mean any Foreign Subsidiary that is also a Restricted Subsidiary.

          "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

          "REVOLVING CREDIT COMMITMENT" shall mean, (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Revolving Credit Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Revolving Credit Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean at any time, for each Lender, the percentage obtained by dividing such Lender's Revolving Credit Commitment by the Total Revolving Credit Commitment, PROVIDED that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender's Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

          "REVOLVING CREDIT LOAN" shall have the meaning provided in
     Section 2.1.

          "REVOLVING CREDIT MATURITY DATE" shall mean the date that is seven years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

          "SALE LEASEBACK" shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

          "S&P" shall mean Standard & Poor's Ratings Service or any successor by merger or consolidation to its business.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "SECTION 9.1 FINANCIALS" shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer's certificate delivered, or required to be delivered, pursuant to Section 9.1(e).

          "SOLD ENTITY OR BUSINESS" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

          "SPECIFIED SUBSIDIARY" shall mean, at any date of determination,
     (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 15% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.

          "STATED AMOUNT" of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

          "STATUS" shall mean, as to the Borrower as of any date, the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status, as the case may be, on such date. Changes in Status resulting from changes in the Consolidated Total Debt to Consolidated EBITDA Ratio shall become effective (the date of such effectiveness, the "EFFECTIVE DATE") as of the first day following the last day of the most recent fiscal year or period for which (a) Section 9.1 Financials are delivered to the Lenders under Section 9.1 and (b) an officer's certificate is delivered by the Borrower to the Lenders setting forth, with respect to such Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, PROVIDED that (i) if the Borrower shall have made any payments in respect of interest or commitment fees during the period (the "INTERIM PERIOD") from and including the Effective Date to but excluding the day any change in Status is determined as provided above, then the amount of the next such payment due on or after such day shall be increased or decreased by an amount equal to any underpayment or overpayment so made by the Borrower during such Interim Period,
     (ii) notwithstanding the foregoing, for the period from and including the Closing Date to but excluding the date that the Borrower shall deliver the
     Section 9.1 Financials for the fiscal year ended December 31, 1998, the Status of the Borrower for purposes of this

     Agreement shall be Level III Status, provided that in the event that (A) the aggregate principal amount of the Subordinated Loans is less than $200,000,000 after giving effect to the repayment thereof with the proceeds of the Loans or (B) the Borrower issues less than $200,000,000 in aggregate principal amount of Subordinated Notes, the Status of the Borrower during such period shall be Level II Status, and (iii) each determination of the Consolidated Total Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements.

          "SUBORDINATED LOANS" shall mean the $471,600,000 aggregate principal amount of subordinated loans made by Borden and an Affiliate of Borden to the Borrower on April 1, 1998, pursuant to the Subordinated Promissory Notes.

          "SUBORDINATED NOTE INDENTURE" shall mean the Indenture between the Borrower and a trustee to be determined, pursuant to which the Subordinated Notes will be issued, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBORDINATED NOTES" shall mean not less than $150,000,000 aggregate principal amount of Senior Subordinated Notes due 2008 of the Borrower
     (a) issued pursuant to the Subordinated Note Indenture, (b) bearing a rate of interest determined by the Board of Directors of the Borrower to be a market rate of issuance at the date of issuance thereof and (c) having other terms customary for similar issuances under similar market conditions or otherwise on terms reasonably acceptable to the Agents.

          "SUBORDINATED PROMISSORY NOTES" shall mean the collective reference to
     (a) the Subordinated Promissory Note dated April 1, 1998, between the Borrower, as Maker, and Borden, as Lender, and (b) the Subordinated Promissory Note dated April 1, 1998, between the Borrower, as Maker, and BW Holdings, LLC, as Lender.

          "SUBSIDIARY" of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "SWINGLINE COMMITMENT" shall mean $25,000,000.

          "SWINGLINE LOANS" shall have the meaning provided in Section 2.1(c).

          "SWINGLINE MATURITY DATE" shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

          "SYNDICATION AGENT" shall mean Salomon Brothers Holding Company Inc, together with its affiliates, as the syndication agent for the Lenders under this Agreement and the other Credit Documents.

          "TERM LOAN" shall have the meaning provided in Section 2.1.

          "TERM LOAN COMMITMENT" shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Term Loan Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Term Loan Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "TERM LOAN MATURITY DATE" shall mean the date that is eight years and six months after the Closing Date, or, if such Date is not a Business Day, the next preceding Business Day.

          "TEST PERIOD" shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

          "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

          "TOTAL COMMITMENT" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

          "TOTAL CREDIT EXPOSURE" shall mean, at any date, the sum of (a) the Total Revolving Credit Commitment at such date, (b) the Total Term Loan Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

          "TOTAL REVOLVING CREDIT COMMITMENT" shall mean the sum of the Revolving Credit Commitments of all the Lenders.

          "TOTAL TERM LOAN COMMITMENT" shall mean the sum of the Term Loan Commitments of all the Lenders.

          "TRANSACTION EXPENSES" shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Recapitalization, the financing therefor and the other transactions contemplated hereby and thereby.

          "TRANSFEREE" shall have the meaning provided in Section 13.6(e).

          "TYPE" shall mean (a) as to any Term Loan, its nature as an ABR Loan or a Eurodollar Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Revolving Credit Loan.

          "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

          "UNPAID DRAWING" shall have the meaning provided in Section 3.4(a).

          "UNRESTRICTED SUBSIDIARY" shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date, PROVIDED that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary on the Closing Date subsequently re-designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, PROVIDED that such re-designation shall be deemed to be an investment on the date of such re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the net worth of such re-designated Restricted Subsidiary immediately prior to such re-designation (such net worth to be calculated without regard to any Guarantee provided by such re-designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such re-designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (c) each Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that (i) at the time of any written re-designation by the Borrower to the Administrative Agent of any Unrestricted Subsidiary as a Restricted Subsidiary, the Unrestricted Subsidiary so re-designated shall no longer constitute an Unrestricted Subsidiary, (ii) no Unrestricted Subsidiary may be re-designated as a Restricted Subsidiary if a Default or Event of Default would result from such re-designation and (iii) no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary if a Default or Event of Default would result from such re-designation. On or promptly after the date of its formation, acquisition or re-designation, as applicable, each Unrestricted Subsidiary (other than an Unrestricted Subsidiary that is a Foreign Subsidiary) shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

          "VOTING STOCK" shall mean, with respect to any Person, shares of such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

          SECTION 2.     AMOUNT AND TERMS OF CREDIT.

          2.1 COMMITMENTS. (a) Subject to and upon the terms and conditions herein set forth, each Lender having a Term Loan Commitment severally agrees to make a loan or loans (each a "TERM LOAN" and, collectively, the "TERM LOANS") to the Borrower, which Term Loans (i) shall be made on the Closing Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Term Loans, PROVIDED that all

Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (iii) may be repaid in accordance with the provisions hereof, but once repaid, may not be reborrowed, (iv) shall not exceed for any such Lender the Term Loan Commitment of such Lender and (v) shall not exceed in the aggregate the Total Term Loan Commitment. On the Term Loan Maturity Date, all Term Loans shall be repaid in full.

          (b) Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans (each a "REVOLVING CREDIT LOAN" and, collectively, the "REVOLVING CREDIT LOANS") to the Borrower, which Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Revolving Credit Loans, PROVIDED that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type,
(iii) may be repaid and reborrowed in accordance with the provisions hereof,
(iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Revolving Credit Commitment Percentage and (y) the sum of (I) the aggregate Letter of Credit Outstanding at such time AND (II) the aggregate principal amount of all Swingline Loans then outstanding, equals the Revolving Credit Commitment of such Lender at such time and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed for all Lenders at any time outstanding the aggregate principal amount that, when added to the sum of (x) the Letter of Credit Outstanding at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding, equals the Total Revolving Credit Commitment then in effect. On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

          (c) Subject to and upon the terms and conditions herein set forth, Chase in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") to the Borrower, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed in the aggregate at any time outstanding the principal amount that, when added to the aggregate principal amount of all Revolving Credit Loans then outstanding and all Letter of Credit Outstanding at such time, equals the Total Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full. Chase shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as Chase shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

          (d) On any Business Day, Chase may, in its sole discretion, give notice to the Lenders that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case a Borrowing of Revolving Credit Loans constituting ABR Loans (each such Borrowing, a "MANDATORY BORROWING") shall be made on the immediately succeeding Business Day by all Lenders PRO RATA based on each Lender's Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to Chase to repay Chase for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of Chase, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, PROVIDED that all principal and interest payable on such Swingline Loans shall be for the account of Chase until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

          2.2 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The aggregate principal amount of each Borrowing of Term Loans, Revolving Credit Loans or Swingline Loans shall be in a multiple of $100,000 and shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)). More than one Borrowing may be incurred on any date, PROVIDED that at no time shall there be outstanding more than 20 Borrowings of Eurodollar Loans under this Agreement.

          2.3 NOTICE OF BORROWING. (a) The Borrower shall give the Administrative Agent at the Administrative Agent's Office (i) prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if all or any of such Term Loans are to be initially Eurodollar Loans and
(ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 10:00 A.M. (New York time) on the date of the Borrowing of Term Loans if all such Term Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a "NOTICE OF BORROWING") shall be irrevocable and shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the borrowing (which shall be a Business Day and, in the case of the initial borrowing, shall be the Closing Date) and (iii) whether the Term Loans shall consist of ABR Loans and/or Eurodollar Term Loans and, if the Term Loans are to include Eurodollar Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Term Loans, of such Lender's proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

          (b) Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent's Office, c/o The Loan and Agency Services Group, (i) prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Revolving Credit Loans and (ii) prior to 12:00 Noon (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR

Loans.  Each such Notice of Borrowing, except as otherwise expressly provided in
Section 2.10, shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or Eurodollar Revolving Credit Loans and, if Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender's proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

          (c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 1:00 P.M. (New York time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give Chase written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

          (d) Mandatory Borrowings shall be made upon the notice specified in
Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (e) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(c).

          (f) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

          2.2 DISBURSEMENT OF FUNDS. (a) No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its PRO RATA portion, if any, of each Borrowing requested to be made on such date in the manner provided below, PROVIDED that all Swingline Loans shall be made available in the full amount thereof by Chase no later than 2:00 P.M. (New York time) on the date requested.

          (b) Each Lender shall make available all amounts it is to fund under any Borrowing in Dollars and immediately available funds to the Administrative Agent at the Administrative Agent's Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower by depositing to the Borrower's account at the Administrative Agent's Office the aggregate of the amounts so made available in Dollars and the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans.

          (c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

          2.5 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders, (i) on the Term Loan Maturity Date, the then-unpaid Term Loans, and (ii) on the Revolving Credit Maturity Date, the then-unpaid Revolving Credit Loans. The Borrower shall repay to the Administrative Agent, for the account of Chase, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

          (b) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Term Loans, on each date set forth below (each a "REPAYMENT DATE"), the principal amount of the Term Loans set forth below opposite such Repayment Date (each a "REPAYMENT AMOUNT"):

          Number of Months From Closing Date      Repayment Amount
          ----------------------------------      ----------------

                         12                         $  2,000,000
                         24                            2,000,000
                         36                            2,000,000
                         48                            2,000,000
                         60                            2,000,000
                         72                            2,000,000
                         84                            2,000,000
                         96                            2,000,000
                        102                          184,000,000

To the extent that the aggregate principal amount of Term Loans outstanding at 5:00 P.M. (New York time) on the Closing Date is less than $200,000,000, the Repayment Amounts shall automatically be decreased, in the inverse order of maturity, by the amount of such difference.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (d) The Administrative Agent shall maintain the Register pursuant to
Section 13.6, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or Chase hereunder and
(iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (e) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (c) and (d) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          2.6 CONVERSIONS AND CONTINUATIONS. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type or to continue the outstanding principal amount of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, for an additional Interest Period, PROVIDED that (i) no partial conversion of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall reduce the outstanding principal amount of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount,
(ii) ABR Loans may not be converted into Eurodollar Term Loans or Eurodollar Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion,
(iii) Eurodollar Loans may not be continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office prior to 12:00 Noon (New York time) at least three Business Days' (or one Business Day's notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "NOTICE OF CONVERSION OR CONTINUATION") specifying the Term Loans or Revolving Credit Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans.

          (b) If any Default or Event of Default is in existence at the time of any proposed continuation of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans and the

Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, into a Borrowing of ABR Loans effective as of the expiration date of such current Interest Period.

          2.7 PRO RATA BORROWINGS. Each Borrowing of Term Loans or Revolving Credit Loans under this Agreement shall be granted by the Lenders PRO RATA on the basis of their then-applicable Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          2.8 INTEREST. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Eurodollar Margin in effect from time to time plus the relevant Eurodollar Rate.

          (c) If all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto PLUS 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) PLUS 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

          (d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 5.5.

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

          2.9 INTEREST PERIODS. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or (in the case of Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period, PROVIDED that the initial Interest Period may be for a period less than one month if agreed upon by the Borrower and the Agents. Notwithstanding anything to the contrary contained above:

             (a) the initial Interest Period for any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

             (b) if any Interest Period relating to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

             (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of a Eurodollar Term Loan or Eurodollar Revolving Credit Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

             (d) the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

          2.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

          (i)on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii)at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any such increase or reduction attributable to taxes) because of (x) any change since the date hereof in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, but not limited to, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

          (iii)at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Term Loans and Eurodollar Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Term Loans or Eurodollar Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower,
(y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Revolving Credit Loan and Eurodollar Term Loan into an ABR Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this
Section 2.10(b).

          (c) If, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

          2.11 COMPENSATION. If (a) any payment of principal of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Eurodollar Loan is not continued as a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including, without limitation, any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Loan.

          2.12 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

          2.13 NOTICE OF CERTAIN COSTS. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.


     SECTION 3.     LETTERS OF CREDIT.

          3.1 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower, at any time and from time to time on or after the Closing Date and prior to the L/C Maturity Date, may request that the Letter of Credit Issuer issue, for the account of the Borrower, a standby letter of credit or letters of credit in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.

     (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (x) the Letter of Credit Outstanding at such time and (y) the aggregate principal of all Revolving Credit Loans and Swingline Loans then outstanding, would exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiry date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, PROVIDED that in no event shall such expiry date occur later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars; and (v) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from the Borrower or any Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

     (c) Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, PROVIDED that, after giving effect to such termination or reduction, the Letter of Credit Outstanding shall not exceed the Letter of Credit Commitment.

          3.2 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days' written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit D (each a "LETTER OF CREDIT REQUEST"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

     (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

          3.3 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender that has a Revolving Credit Commitment (each such other Lender, in its capacity under this Section 3.3, an "L/C PARTICIPANT"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an "L/C PARTICIPATION"), to the extent of such L/C Participant's Revolving Credit Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees).

          (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

          (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the Letter of Credit Issuer, the amount of such L/C Participant's Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in same day funds; PROVIDED, HOWEVER, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant's Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant's Revolving Credit Commitment Percentage of any such payment.

          (d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to paragraph (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in same day funds, an amount equal to such L/C Participant's share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

          (e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i       any lack of validity or enforceability of this Agreement
     or any of the other Credit Documents;

            (ii       the existence of any claim, set-off, defense or other
     right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

           (iii       any draft, certificate or any other document presented
     under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv       the surrender or impairment of any security for the
     performance or observance of any of the terms of any of the Credit Documents; or

             (v       the occurrence of any Default or Event of Default;

PROVIDED, HOWEVER, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

          3.4 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent in Dollars in immediately available funds at the Administrative Agent's Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor, at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR as in effect from time to time, PROVIDED that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 A.M. on the date of such drawing that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make Revolving Credit Loans (which shall initially be ABR Loans) on the date on which such drawing is honored in an amount equal to the amount of such drawing and
(ii) each Lender shall, on such date, make Revolving Credit Loans in an amount equal to such Lender's pro rata portion of such Borrowing in accordance with the provisions of Section 2.4.

          (b) The Borrower's obligations under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "DRAWING") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, PROVIDED that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

          (c) Each payment by the Letter of Credit Issuer under any Letter of Credit shall constitute a request by the Borrower for an ABR Revolving Credit Loan in the amount of the Unpaid Drawing in respect of such Letter of Credit. The Letter of Credit Issuer shall notify the Borrower and the Administrative Agent, by 10:00 A.M. (New York time) on any Business Day on which the Letter of Credit Issuer intends to honor a drawing under a Letter of Credit, of (i) the Letter of Credit Issuer's intention to honor such drawing and (ii) the amount of such drawing. Unless otherwise instructed by the Borrower by 10:30 A.M. (New York time) on such Business Day, the Administrative Agent shall promptly notify each Lender of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Lender shall be irrevocably obligated to make an ABR Revolving Credit Loan to the Borrower in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York time) on such Business Day by making the amount of such Revolving Credit Loan available to the Administrative Agent at the Administrative Agent's Office. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

          3.5 INCREASED COSTS. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant's

L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant's L/C Participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

          3.6 SUCCESSOR LETTER OF CREDIT ISSUER. The Letter of Credit Issuer may resign as Letter of Credit Issuer upon 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Borrower shall appoint from among the Lenders with Revolving Credit Commitments a successor issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the Letter of Credit Issuer, and the term "Letter of Credit Issuer" shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and (d). The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the previous Letter of Credit Issuer under this Agreement and the other Credit Documents. After the resignation of the Letter of Credit Issuer hereunder, the resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any retiring Letter of Credit Issuer's resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.


     SECTION 4.     FEES; COMMITMENTS.

          4.1 FEES. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender having a Revolving Credit Commitment (in each case pro rata according to the respective Commitments of all such Lenders), a commitment fee for each day from and including the Closing Date to but excluding the Final Date. Such commitment fee shall be payable in arrears (i) June 30, 1998 (for the period ended on such day), (ii) on the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on the such day for which no payment has been received pursuant to clause (i) above) and
(iii) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (ii) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitments in effect on such day. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders PRO RATA on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), for the period from and including the date of issuance of such Letter of Credit to but not including the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Eurodollar Margin for Revolving Credit Loans minus 0.125% per annum on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

          (c) The Borrower agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "FRONTING FEE"), for the period from and including the date of issuance of such Letter of Credit to but not including the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

          (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

          (e) The Borrower agrees to pay to the Administrative Agent, for the benefit of the Agents, on the Closing Date, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Agents. The Administrative Agent agrees to pay to each Lender, on behalf of the Agents, for each Lender's own account on the Closing Date, the fees in the amounts and on the dates previously agreed to in writing by the Agents and such Lender.

          4.2 VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, PROVIDED that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the sum of
(i) the aggregate outstanding principal amount of the Revolving Credit Loans and the Swingline Loans and (ii) the Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment.

          4.3 MANDATORY TERMINATION OF COMMITMENTS. (a) The Total Term Loan Commitment shall terminate at 5:00 P.M. (New York time) on the Closing Date.

     (b) The Total Revolving Credit Commitment shall terminate at 5:00 P.M. (New York time) on the Revolving Credit Maturity Date.

     (c) The Swingline Commitment shall terminate at 5:00 P.M. (New York time) on the Swingline Maturity Date.


     SECTION 5.     PAYMENTS.

          5.1 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans and Swingline Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Term Loans and Eurodollar Revolving Credit Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans or Revolving Credit Loans, 10:00 A.M. (New York time) one Business Day prior to, or
(ii) in the case of Swingline Loans, 10:00 A.M. (New York time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or Chase, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $100,000, PROVIDED that no partial prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans or Eurodollar Revolving Credit Loans; and (c) any prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section
2.11. Each prepayment of Term Loans pursuant to this Section 5.1 shall be applied to reduce the Repayment Amounts in such order as the Borrower may determine. At the Borrower's election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

          5.2 MANDATORY PREPAYMENTS. (a) TERM LOAN PREPAYMENTS. (i) On each occasion that a Prepayment Event occurs, the Borrower shall, within five Business Days after the occurrence of such Prepayment Event, offer to prepay, in accordance with paragraph (c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.

          (ii) Not later than the date that is six months after the last day of any fiscal year (commencing with the fiscal year ending December 31, 1998), the Borrower shall offer to prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (x) 50% of Excess Cash Flow for such fiscal year (or, in the case of the fiscal year ending December 31, 1998, for the period from and including the Closing Date to and including December 31,
1998), MINUS (y) the amount of any such Excess Cash Flow that the Borrower has, prior to such date, reinvested in the business of the Borrower or any of its Subsidiaries (subject to Section 9.14).

          (b) AGGREGATE REVOLVING CREDIT OUTSTANDINGS. If on any date the sum of the outstanding principal amount of the Revolving Credit Loans and Swingline Loans and the aggregate amount of Letter of Credit Outstandings (all the foregoing, collectively, the "AGGREGATE REVOLVING CREDIT OUTSTANDINGS") exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment for the benefit of the Lenders as security for the obligations of the Borrower hereunder (including, without limitation, obligations in respect of Letter of Credit Outstandings) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Permitted Investments satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

          (c) APPLICATION TO REPAYMENT AMOUNTS. Each prepayment of Term Loans required by Section 5.2(a) shall be applied to reduce the Repayment Amounts in such order as the Borrower may determine. With respect to each such prepayment,
(i) the Borrower will, not later than the date specified in Section 5.2(a) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Term Loan Lender, (ii) each Term Loan Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Borrower within fifteen Business Days after such Lender's receipt of notice from the Administrative Agent of such prepayment (and the Borrower shall not prepay any such Term Loans until the date that is specified in the immediately following clause), (iii) the Borrower will make all such prepayments not so refused upon the earlier of (x) such fifteenth Business Day and (y) such time as the Borrower has received notice from each Lender that it consents to or refuses such prepayment and (iv) any prepayment so refused may be retained by the Borrower.

          (d) APPLICATION TO TERM LOANS. With respect to each prepayment of Term Loans required by Section 5.2(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, PROVIDED that (i) Eurodollar Term Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Term Loans with Interest Periods ending on such date of required prepayment and all ABR Term Loans have been paid in full; and (ii) if any prepayment of Eurodollar Term Loans made pursuant to a single Borrowing shall reduce the outstanding Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans, such Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

          (e) APPLICATION TO REVOLVING CREDIT LOANS. With respect to each prepayment of Revolving Credit Loans required by Section 5.2(b), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, PROVIDED that (i) Eurodollar Revolving Credit Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Revolving Credit Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (ii) if any prepayment of Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Revolving Credit Loans, such Borrowing shall immediately be converted into ABR Loans; (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment made pursuant to Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

          (f) EURODOLLAR INTEREST PERIODS. In lieu of making any payment pursuant to this Section 5.2 in respect of any Eurodollar Loan other than on the last day of the Interest Period therefor, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, PROVIDED that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

          (g)  MINIMUM AMOUNT.  No prepayment shall be required pursuant to
Section 5.2(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds $15,000,000 in the aggregate.

          (h) FOREIGN ASSET SALES. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any of or all the Net Cash Proceeds of any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a "FOREIGN ASSET SALE") are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale would have a material adverse tax cost consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected may be retained by the applicable Restricted Foreign Subsidiary, PROVIDED that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to
Section 5.2(a), (x) the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

          5.3 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or Chase, as the case may be, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Administrative Agent's Office, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

          (b) Any payments under this Agreement that are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          5.4 NET PAYMENTS. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender and
(ii) any taxes imposed on the Administrative Agent or any Lender as a result of a current or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 5.4. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 5.4(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

            (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section
13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(b), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that
(i) the obligation to withhold amounts with respect to

U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); PROVIDED, HOWEVER, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower,
(ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (b) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

          (d) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If any Lender or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (d) or any other provision of this Section 5.4.

          (e) Each Lender represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to the Borrowings hereunder unless the Borrower has consented to such arrangement prior thereto.

          5.5 COMPUTATIONS OF INTEREST AND FEES. (a) Interest on Eurodollar Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

          (b) Fees and Letter of Credit Outstanding shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

          SECTION 6.     CONDITIONS PRECEDENT TO INITIAL BORROWING.

          The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent:

          6.1  CREDIT DOCUMENTS.  The Administrative Agent shall have received
(a) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender, (b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor, (c) the Pledge Agreement, executed and delivered by each pledgor party thereto and (d) all certificates representing securities pledged under the Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank (provided that such delivery of, and perfection of the security interest under the Pledge Agreement in, capital stock of direct Material Subsidiaries that are Foreign Subsidiaries shall be satisfied within 60 days after the Closing Date).

          6.2 CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Sections 6.3 and 6.4.

          6.3 CORPORATE PROCEEDINGS OF EACH CREDIT PARTY. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents and the Recapitalization Agreement (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder.

          6.4 CORPORATE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Credit Party.

          6.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, assets, operations, properties, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 1997.

          6.6 FEES. The Administrative Agent shall have received the fees referred to in Section 4.1(e) to be received on the Closing Date.

          6.7 RECAPITALIZATION. (a) The Recapitalization shall have been consummated in accordance with applicable law and the Recapitalization Agreement and (b) CCPC and other Affiliates of KKR shall own, beneficially and of record, shares representing at least 88% of the shares of Borrower Common Stock. The Recapitalization Agreement shall not have been amended since April 1, 1998, in any material respect that is, in the reasonable judgment of the Administrative Agent, adverse to the interests of the Lenders.

          6.8 CLOSING DATE BALANCE SHEET. The Lenders shall have received a PRO FORMA consolidated closing balance sheet of the Borrower giving effect to the Recapitalization, the financing therefor and the other transactions contemplated hereby and thereby, dated the date of the corresponding PRO FORMA balance sheet included in the draft Offering Memorandum dated April 9, 1998, for the Subordinated Notes.

          6.9 SOLVENCY OPINION. The Lenders shall have received an opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., in form and substance reasonably satisfactory to the Agents, as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Recapitalization, the making of the initial Loans and the consummation of the other transactions contemplated hereby.

          6.10 REQUIRED APPROVALS. All requisite material Governmental Authorities and third parties shall have approved or consented to the Recapitalization and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Recapitalization, the financing therefor or the other transactions contemplated hereby or thereby.

          6.11 LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of (a) Simpson Thacher & Bartlett, special New York counsel to the Borrower, substantially in the form of Exhibit E-1, (b) Thomas O'Brien, general counsel to the Borrower, substantially in the form of Exhibit E-2, and the Borrower hereby instructs such counsel to deliver such legal opinions.

          SECTION 7. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan, but excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

          7.1 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto (a) there shall exist no Default or Event of Default and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

          7.2 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Term Loan, each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

          8.1 CORPORATE STATUS. The Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

          8.2 CORPORATE POWER AND AUTHORITY. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity.

          8.3 NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Recapitalization and the other transactions contemplated therein will
(a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries pursuant to, the terms of any material indenture (including the Subordinated Note Indenture), loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation or By-Laws of the Borrower or any of the Restricted Subsidiaries.

          8.4 LITIGATION. Except as set forth in the Borrower's audited financial statements for the fiscal year ended December 31, 1997, there are no actions, suits or proceedings (including, without limitation, Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          8.5 MARGIN REGULATIONS. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

          8.6 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except any of the foregoing the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

          8.7 INVESTMENT COMPANY ACT. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8.8 TRUE AND COMPLETE DISCLOSURE. (a) All factual information and data (taken as a whole) heretofore or contemporaneously furnished by the Borrower, any of its Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender on or before the Closing Date (including, without limitation, (i) the Confidential Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein was true and complete in all material respects on the date as of which such information or data is dated or certified and was not incomplete by omitting to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include projections and pro forma financial information.

          (b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          8.9 FINANCIAL CONDITION; FINANCIAL STATEMENTS. The consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1997, and the related consolidated statements of operations and cash flows for the fiscal year ended as of such date, which statements have been audited by Price Waterhouse LLP, independent certified public accountants, who delivered an unqualified opinion with respect thereto, in each case present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the respective dates of said statements and the results of operations for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no Material Adverse Change since December 31, 1997, other than solely as a result of changes in general economic conditions.

          8.10 TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

          8.11 COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, EXCEPT to the extent that a breach of any of the foregoing representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect or relates to any matter disclosed in the financial statements of the Borrower contained in the Confidential Information Memorandum. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or
(b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

          8.12 SUBSIDIARIES. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date. To the knowledge of the Borrower, each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

          8.13 PATENTS, ETC. The Borrower and each of the Restricted Subsidiaries have obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

          8.14 ENVIRONMENTAL LAWS. (a) Other than instances of noncompliance that could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Borrower and each of its Subsidiaries are currently doing business (including, without limitation, having obtained all material permits required under Environmental Laws) and (ii) the Borrower will comply and cause each of its Subsidiaries to comply with all such Environmental Laws (including, without limitation, all permits required under Environmental
Laws).

     (b) Neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate (as defined in Section 9.1(f)) or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

          8.15 PROPERTIES. The Borrower and each of the Restricted Subsidiaries have good title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          9.1 INFORMATION COVENANTS. The Borrower will furnish to each Lender and the Administrative Agent:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC, the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case as at the end of such fiscal year and the related consolidated statement of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Material Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to Section 10.9, 10.10 and 10.11 that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of (i) the Borrower and the Restricted Subsidiaries and
     (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) BUDGETS. Within 60 days after the commencement of each fiscal year of the Borrower, budgets of the Borrower in reasonable detail for the fiscal year as customarily prepared by management of the Borrower for its internal use, setting forth the principal assumptions upon which such budgets are based.

          (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth
     (i) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 10.9, 10.10 and 10.11 as at the end of such fiscal year or period, as the case may be,
     (ii) a specification of any change in the identity of the Restricted Subsidiaries, Unrestricted Subsidiaries, Acquisition Subsidiaries and Foreign Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Unrestricted Subsidiaries, Acquisition Subsidiaries, and Foreign Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) the then applicable Status and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor; and at the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relate.

          (e) NOTICE OF DEFAULT OR LITIGATION. Promptly after an Authorized Officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          (f) ENVIRONMENTAL MATTERS. The Borrower will promptly advise the Lenders in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

                  (i       Any pending or threatened Environmental Claim against
          the Borrower or any of its Subsidiaries or any Real Estate (as defined below);

                 (ii       Any condition or occurrence on any Real Estate that
          (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Estate;

                (iii       Any condition or occurrence on any Real Estate that
          could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

                 (iv       The taking of any removal or remedial action in
          response to the actual or alleged presence of any Hazardous Material on any Real Estate.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. The term "REAL ESTATE" shall mean land, buildings and improvements owned or leased by the

     Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

          (g) OTHER INFORMATION. Promptly upon filing thereof, copies of any filings on Form 10-K, 10-Q or 8-K or registration statements with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement and any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of its Subsidiaries (including the Subordinated Notes) in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

          (h) PRO FORMA ADJUSTMENT CERTIFICATE. Not later than the consummation of the acquisition of any Acquired Entity or Business by the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

          9.2 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of the Specified Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any such Specified Subsidiary in whomsoever's possession to the extent that it is within the Borrower's or such Specified Subsidiary's control to permit such inspection, and to examine the books of account of the Borrower and any such Specified Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Specified Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

          9.3 MAINTENANCE OF INSURANCE. The Borrower will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

          9.4 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves

(in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          9.5 CONSOLIDATED CORPORATE FRANCHISES. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

          9.6 COMPLIANCE WITH STATUTES, OBLIGATIONS, ETC. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          9.7 ERISA. Promptly after the Borrower or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

          9.8 GOOD REPAIR. The Borrower will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be to the extent that it is within the Borrower's or such Restricted Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third party leases, except in each case to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect.

          9.9 TRANSACTIONS WITH AFFILIATES. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, PROVIDED that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to KKR and/or its Affiliates for management, consulting and financial services rendered to the Borrower and its Subsidiaries and investment banking fees paid to KKR and its Affiliates for services rendered to the Borrower and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions,
(b) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries and (c) transactions permitted by Section 10.6.

          9.10 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries', fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower's past practice; PROVIDED, HOWEVER, that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

          9.11 ADDITIONAL GUARANTORS.  Except as provided in Section 10.1(j) or
(k), the Borrower will cause (a) any direct or indirect Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) formed or otherwise purchased or acquired after the date hereof and (b) any Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) that is not a Domestic Subsidiary on the date hereof but subsequently becomes a Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case to execute a supplement to the Guarantee, in form and substance reasonably satisfactory to the Administrative Agent, in order to become a Guarantor.

          9.12 PLEDGES OF ADDITIONAL STOCK AND EVIDENCE OF INDEBTEDNESS. Except as provided in Section 10.1(j) or (k), the Borrower will pledge, and, in the case of clause (c), will cause each direct Domestic Subsidiary to pledge, to the Administrative Agent, for the benefit of the Lenders, (a) all the capital stock of each direct Domestic Subsidiary (other than any Unrestricted Subsidiary, Acquisition Subsidiary or any Domestic Subsidiary the assets of which consist primarily of capital stock of Foreign Subsidiaries) and 65% of all the capital stock of each direct Material Subsidiary that is a Foreign Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case, formed or otherwise purchased or acquired after the date hereof, in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (b) all the capital stock of any direct Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) and 65% of all the capital stock of each direct Material Subsidiary that is a Foreign Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case that is not a direct Subsidiary on the date hereof but subsequently becomes a direct Subsidiary (other than an Unrestricted Subsidiary or Acquisition Subsidiary), in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, and (c) all evidences of Indebtedness in excess of $5,000,000 received by the Borrower or any of the direct Domestic Subsidiaries (other than any Unrestricted Subsidiary or Acquisition Subsidiary) in connection with any disposition of assets pursuant to
Section 10.4(b), in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent.

          9.13 USE OF PROCEEDS. The Borrower will use the Letters of Credit and the proceeds of all Loans for the purposes set forth in the introductory statement to this Agreement.

          9.14 CHANGES IN BUSINESS. The Borrower and its Subsidiaries taken as a whole will not fundamentally and substantively alter the character of their business taken as a whole from the business conducted by the Borrower and its Subsidiaries taken as a whole on the date hereof and other business activities incidental or related to any of the foregoing.

          9.15 OWNERSHIP OF ASSETS. (a) The Borrower will, as soon as reasonably practicable and in any event by the date that is 120 days after the Closing Date, engage in transactions involving the Borrower and its Subsidiaries so that, after giving effect to such transactions, the Pledged Subsidiaries hold assets representing not less than a substantial majority of the aggregate fair value of the assets of the Borrower and its Subsidiaries (determined by the Borrower in good faith on a consolidated basis) at such date, PROVIDED that the foregoing shall not be deemed to require the Borrower or its Subsidiaries to obtain (i) consent by any lessor or landlord under any leases,
(ii) transfer of supply and similar trade arrangements entered into in the ordinary course of business or (iii) any consent from any other third party in connection therewith if the Borrower determines that seeking such consent would be materially detrimental to the Borrower's business or if the Borrower has used commercially reasonably efforts to obtain such consent and has been usable to do so, so long as, to the extent that the contract, license, arrangement or asset as to which such consent is not obtained is necessary for the normal conduct of the business of the Borrower and its Subsidiaries, such Pledged Subsidiaries (or their Subsidiaries) shall have the ability to realize the practical benefits of such contract, license, arrangement or asset notwithstanding the failure to obtain such consent to respect thereof.

          (b) The Borrower will, from and after the date that is 120 days after the Closing Date, refrain from engaging in or permitting to occur any transaction or other event that results, after giving effect to such transaction or event, in the Pledged Subsidiaries (and their Restricted Subsidiaries) holding assets representing less than the lesser of (i) a substantial majority of the aggregate fair value of the assets of the Borrower and its Subsidiaries (determined by the Borrower in good faith on a consolidated basis) at such time and (ii) an aggregate fair value at such time substantially equal to the fair value (determined by the Borrower in good faith on a consolidated basis) at such time of the assets initially transferred to Pledged Subsidiaries (and their Restricted Subsidiaries) pursuant to Section 9.15(a).

          9.16 ISSUANCE OF SUBORDINATED NOTES. The Borrower will use commercially reasonable efforts to issue the Subordinated Notes as soon as reasonably practicable following the Closing Date.


     SECTION 10. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the

Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          10.1 LIMITATION ON INDEBTEDNESS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness arising under the Credit Documents;

          (b) Indebtedness of (i) the Borrower to any Subsidiary of the Borrower and (ii) any Restricted Subsidiary to the Borrower or any other Subsidiary of the Borrower;

          (c) Indebtedness in respect of any bankers' acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

          (d) except as provided in clauses (j) and (k) below, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement;

          (e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

          (f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by Section 10.12,
     (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (i) and (ii) above, PROVIDED that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed $25,000,000 at any time outstanding, and
     (iv) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, PROVIDED that the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension;

          (g) Indebtedness outstanding on the date hereof and listed on
     Schedule 10.1 and any refinancing, refunding, renewal or extension thereof, PROVIDED that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder, and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

          (h) Indebtedness in respect of Hedge Agreements;

          (i) Indebtedness in respect of (i) the Subordinated Loans and (ii) the Subordinated Notes;

          (j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (including a Restricted Subsidiary that is also an Acquisition Subsidiary) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary (including any Acquisition Subsidiary), in each case after the Closing Date as the result of a Permitted Acquisition, PROVIDED that (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such person that so becomes a Restricted Subsidiary), (y)(A) the Borrower pledges the capital stock of such Person to the Administrative Agent to the extent required under Section 9.12, (B) such Person executes a supplement to the Guarantee to the extent required under Section 9.11 and (C) if any such Indebtedness is secured, (1) the Guarantee referred to in the preceding subclause (B) is equally and ratably secured or (2) in the case of assets acquired by the Borrower or any Restricted Subsidiary (other than any Acquisition Subsidiary), the Borrower's obligations hereunder or such Restricted Subsidiary's Guarantee, as the case may be, are equally and ratably secured, PROVIDED that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) $75,000,000 of the aggregate of (1) such Indebtedness and (2) all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies, and (z) the aggregate amount of such Indebtedness and all Indebtedness incurred under clause (k) below, when taken together, does not exceed $150,000,000 in the aggregate at any time outstanding, PROVIDED that, when calculating the outstanding amount of Indebtedness for purposes of this subclause (z), Indebtedness of any Acquisition Subsidiary, Indebtedness attaching to assets of any Acquisition Subsidiary and Indebtedness attaching to assets acquired by any Acquisition Subsidiary shall be excluded, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, PROVIDED that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

          (k) (i) Indebtedness of the Borrower or any Restricted Subsidiary (including any Acquisition Subsidiary) incurred to finance a Permitted Acquisition, PROVIDED that (x) such Indebtedness is not guaranteed in any respect by any Restricted Subsidiary (other than any Person acquired (the "ACQUIRED PERSON") as a result of such Permitted Acquisition or the Restricted Subsidiary so incurring such Indebtedness) or, in the case of Indebtedness of any Restricted Subsidiary, by the Borrower, (y)(A) the Borrower pledges the capital stock of such acquired Person to the Administrative Agent to the extent required under Section 9.12, (B) such acquired Person executes a supplement to the Guarantee to the extent required under Section 9.11 and (C) if a guarantee by such acquired Person of any such Indebtedness is secured by assets of such acquired Person, the Guarantee referred to in the preceding subclause (B) is equally and ratably secured, PROVIDED that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to (and including) $75,000,000 of the aggregate of (1) such Indebtedness and
     (2) all Indebtedness as to which the proviso to clause (j)(i)(y) above then applies, and (z) the aggregate amount of such Indebtedness and all Indebtedness assumed or permitted to exist under clause (j) above, when taken together, does not exceed $150,000,000 in the aggregate at any time outstanding, PROVIDED that, when calculating the outstanding amount of Indebtedness for purposes of this subclause (z), Indebtedness of any Acquisition Subsidiary shall be excluded, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, PROVIDED that (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

          (l) Indebtedness of Restricted Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) $50,000,000 MINUS (ii) the amount, if any, by which the aggregate amount of Indebtedness incurred and outstanding at such time pursuant to clause (n) below exceeds $100,000,000;

          (m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, PROVIDED that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed; and

          (n) (i) additional Indebtedness, PROVIDED that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed the sum of (x) $100,000,000 and (y) the amount, if any, by which $50,000,000 exceeds the aggregate amount of Indebtedness then outstanding under clause (l) above, and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above.

          10.2 LIMITATION ON LIENS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

          (a) Liens arising under the Credit Documents;

          (b) Permitted Liens;

          (c) Liens securing Indebtedness permitted pursuant to Section 10.1(f), PROVIDED that such Liens attach at all times only to the assets so financed;

          (d) Liens existing on the date hereof;

          (e) Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j), PROVIDED that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

          (f) (i) Liens placed upon the capital stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 10.1(k) in connection with such Permitted Acquisition,
     (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the Borrower or any other Restricted Subsidiary and (iii) Liens placed upon the capital stock or assets of any Acquisition Subsidiary to secure Indebtedness of such Acquisition Subsidiary incurred pursuant to Section 10.1(k) in connection with any Permitted Acquisition;

          (g) the replacement, extension or renewal of any Lien permitted by clauses (a) through (f) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby; and

          (h) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $25,000,000 at any time outstanding.

LIMITATION ON FUNDAMENTAL CHANGES.  Except as expressly permitted by
Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

               (i) any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower, PROVIDED that
          (i) the Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than the Borrower) shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the "SUCCESSOR BORROWER"), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Successor Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower's obligations under this Agreement and (vi) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Guarantee comply with this Agreement, PROVIDED FURTHER that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;

               (ii) any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into any one or more Subsidiaries of the Borrower, PROVIDED that (i) in the case of any merger or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor, (iii) no Default or Event of Default would result from the consummation of such merger or consolidation, (iv) the Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Section as if such merger or consolidation had occurred on the first day of such Test Period, and
          (v) the Borrower shall have delivered to the Administrative Agent an Officers' Certificate stating that such merger or consolidation and such supplement to any Guarantee comply with this Agreement;

               (iii) any Restricted Subsidiary that is not a Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower; and

               (iv) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor.


          10.4 LIMITATION ON SALE OF ASSETS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Borrower or the Restricted Subsidiaries) or (ii) sell any shares owned by it of any Restricted Subsidiary's capital stock to any Person other than the Borrower, a Guarantor or a Restricted Foreign Subsidiary, except that:

          (a) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

          (b) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets for fair value, PROVIDED that (i) the aggregate amount of such sales, transfers and disposals by the Borrower and the Restricted Subsidiaries taken as a whole pursuant to this clause (b) shall not exceed in the aggregate $125,000,000 during the term of this Agreement, (ii) any consideration in excess of $5,000,000 received by the Borrower or any Guarantor in connection with such sales, transfers and other dispositions of assets pursuant to this clause (b) that is in the form of Indebtedness shall be pledged to the Administrative Agent pursuant to Section 9.12, (iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions) in an aggregate amount in excess of $10,000,000, the Borrower shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenants set forth in Sections 10.9, 10.10 and 10.11, as such covenants are recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period, and
     (iv) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

          (c) the Borrower and the Restricted Subsidiaries may make sales of assets to the Borrower or to any Restricted Subsidiary, PROVIDED that any such sales to Restricted Foreign Subsidiaries shall be for fair value;

          (d) any Restricted Subsidiary may effect any transaction permitted by
     Section 10.3;

          (e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

          (f) the Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of Stores in connection with Permitted Sale Leasebacks.

          10.5 LIMITATION ON INVESTMENTS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person, except:

          (a) extensions of trade credit and asset purchases in the ordinary course of business;

          (b) Permitted Investments;

          (c) loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries (i) to finance the purchase of capital stock of the Borrower and (ii) for additional purposes not contemplated by subclause (i) above in an aggregate principal amount at any time outstanding with respect to this clause (ii) not exceeding $10,000,000;

          (d) investments existing on the date hereof and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all investments pursuant to this clause (d) is not increased at any time above the amount of such investments existing on the date hereof;

          (e) investments in Hedge Agreements permitted by Section 10.1(h);

          (f) investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

          (g) investments to the extent that payment for such investments is made solely with capital stock of the Borrower;

          (h) investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.4;

          (i) investments in any Guarantor;

          (j) investments constituting Permitted Acquisitions, PROVIDED that the aggregate amount of any such investment made by the Borrower or any Restricted Subsidiary (other than any Acquisition Subsidiary) in any Acquisition Subsidiary shall not exceed the Available Amount at the time of such investment, and PROVIDED FURTHER that the aggregate amount of any such investment made by the Borrower or any Restricted Subsidiary (other than any Restricted Foreign Subsidiary) in any Restricted Foreign Subsidiary shall not exceed (i) the Available Foreign Investment Amount at the time of such investment MINUS (ii) the portion of the Available Foreign Investment Amount being used at such time for investments made pursuant to clause (n) below;

          (k) investments in any Restricted Foreign Subsidiary, PROVIDED that the aggregate amount of any such investment made by the Borrower or any Restricted Subsidiary (other than any Restricted Foreign Subsidiary) shall not exceed (i) the Available Foreign Investment Amount at the time of such investment MINUS (ii) the portion of the Available Foreign Investment Amount being used at such time for investments made pursuant to clause (n) below;

          (l) investments made to pay for the repurchase, retirement or other acquisition of the Remaining Equity in an aggregate amount at the time of such investment not in excess of the lesser of (i) the Available Amount at such time and (ii) the aggregate amount of such investments then permitted to be made under the Subordinated Note Indenture;

          (m) investments made to repurchase or retire common stock of the Borrower owned by the Borrower's employee stock ownership plan or key employee stock ownership plan;

          (n) additional investments (including investments in Minority Investments, Unrestricted Subsidiaries and Acquisition Subsidiaries) in an aggregate amount at the time of such investment not in excess of the sum of
     (i) the Available Amount at such time and (ii) the amount equal to one-half of the Available Foreign Investment Amount at such time; and

          (o)  investments permitted under Section 10.6.

          10.6 LIMITATION ON DIVIDENDS. The Borrower will not declare or pay any dividends (other than dividends payable solely in its capital stock or rights, warrants or options to purchase its capital stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock or the capital stock of any direct or indirect parent of the Borrower now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an investment permitted by Section 10.5) any shares of any class of the capital stock of the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "DIVIDENDS"), PROVIDED that, so long as no Default or Event of Default exists or would exist after giving effect thereto, (a) the Borrower may redeem in whole or in part any capital stock of the Borrower (i) for the Replacement Preferred Stock, (ii) for another class of capital stock or rights to acquire capital stock of the Borrower or
(iii) with proceeds from substantially concurrent equity contributions or issuances of new shares of capital stock, PROVIDED that such other class of capital stock (other than any Replacement Preferred Stock) contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the capital stock redeemed thereby,
(b) the Borrower may repurchase shares of its capital stock (and/or options or warrants in respect thereof) held by its officers, directors and employees so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, (c) the Borrower may make investments permitted by
Section 10.5, (d) the Borrower may declare and pay dividends on its capital stock, PROVIDED that (i) the aggregate amount of dividends paid pursuant to this clause (d) shall not at any time exceed 50% of Cumulative Consolidated Net Income Available to Stockholders at such time less the amount of dividends previously paid pursuant to this clause (d) following the last day of the most recent fiscal quarter for which Section 9.1 Financials have been delivered to the Lenders under Section 9.1 and (ii) at the time of the payment of any such dividends and after giving effect thereto, the Consolidated Total Debt to Consolidated EBITDA Ratio on the date of such payment of such dividends shall be less than 4.00:1.00 and (e) the Borrower may declare and pay dividends and/or make distributions on its capital stock, the proceeds of which will be used by CCPC solely to pay taxes of CCPC, the Borrower and its

Subsidiaries as part of a consolidated tax filing group, along with franchise taxes, administrative and similar expenses related to its existence and ownership of the Borrower, PROVIDED that the amount of such dividends does not exceed in any fiscal year the amount of such taxes and expenses payable for such fiscal year.

          10.7 LIMITATIONS ON DEBT PAYMENTS AND AMENDMENTS. (a) The Borrower will not (i) prepay, repurchase or redeem or otherwise defease any portion of the Subordinated Loans or (ii) prepay, repurchase or redeem or otherwise defease any Subordinated Notes; PROVIDED, HOWEVER, that (A) the Borrower may prepay the principal of, and accrued interest on, the Subordinated Loans with Revolving Credit Loans as contemplated by this Agreement and may prepay the remainder of the principal of, and accrued interest on, the Subordinated Loans with the Net Cash Proceeds of the Subordinated Notes and (B) so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay, repurchase or redeem Subordinated Notes (x) for an aggregate price not in excess of the Available Amount at the time of such prepayment, repurchase or redemption or
(y) with the proceeds of subordinated Indebtedness that (1) is permitted by
Section 10.1 and (2) has terms material to the interests of the Lenders not materially less advantageous to the Lenders than those of the Subordinated Notes.

          (b) The Borrower will not waive, amend, modify, terminate or release the Subordinated Loan Agreement or the Subordinated Note Indenture to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

          (c) The Borrower will not waive, amend, modify, terminate or release the Certificate of Designations relating to the Junior Preferred Stock to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect, PROVIDED that the Borrower shall be entitled to make appropriate modifications to the Certificate of Designations consistent with clause (b) of the definition of the term Replacement Preferred Stock or in connection with the issuance of the Replacement Preferred Stock as contemplated by Section 10.6(a).

          10.8 LIMITATIONS ON SALE LEASEBACKS. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

          10.9 CONSOLIDATED LEASE EXPENSE. The Borrower will not permit Consolidated Lease Expense for any fiscal year of the Borrower set forth below to exceed the amount set forth below opposite such fiscal year:

               Fiscal Year           Amount
               -----------           ------

                  1998            $32,000,000
                  1999             35,000,000
                  2000             38,000,000
                  2001             42,000,000
                  2002             46,000,000
                  2003             50,600,000
                  2004             55,700,000
                  2005             61,200,000
                  2006             67,300,000

          10.10 CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA RATIO. The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio for any Test Period ending during any period set forth below to be greater than the ratio set forth below opposite such period:

                      Period                   Ratio
                      ------                   -----

               12/31/98 -  3/30/99           6.50:1.00

                3/31/99 - 12/30/99           6.35:1.00

               12/31/99 - 12/30/00           6.00:1.00

               12/31/00 - 12/30/01           5.50:1.00

               12/31/01 - 12/30/02           5.00:1.00

               12/31/02 - 12/30/03           4.50:1.00

               12/31/03 - 12/30/04           4.25:1.00

               12/31/04 and thereafter       4.00:1.00

          10.11 CONSOLIDATED EBITDA TO CONSOLIDATED INTEREST EXPENSE RATIO. The Borrower will not permit the Consolidated EBITDA to Consolidated Interest Expense Ratio for any Test Period ending during any period set forth below to be less than the ratio set forth below opposite such period:

                      Period                   Ratio
                      ------                   -----

                6/30/98 - 12/30/98           1.50:1.00

               12/31/98 - 12/30/99           1.60:1.00

               12/31/99 - 12/30/00           1.80:1.00

               12/31/00 - 12/30/01           2.00:1.00

               12/31/01 - 12/30/02           2.00:1.00

               12/31/02 - 12/30/03           2.25:1.00

               12/31/03 and thereafter       2.50:1.00

          10.12 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures), that would cause the aggregate amount of such Capital Expenditures made by the Borrower and the Restricted Subsidiaries in any fiscal year of the Borrower set forth below to exceed the greater of (a) the amount set forth below under column A and (b) the amount equal to the Consolidated Net Sales for such fiscal year multiplied by the number set forth below under column B opposite such fiscal year:


            Fiscal Year            A                B
            -----------           ---              ---

               1998           $35,000,000         0.06
               1999            45,000,000         0.07
               2000            45,000,000         0.07
               2001            45,000,000         0.07
               2002            45,000,000         0.07
               2003            45,000,000         0.07
               2004            45,000,000         0.07
               2005            45,000,000         0.07
               2006            45,000,000         0.07

To the extent that Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures) made by the Borrower and the Restricted Subsidiaries during any fiscal year are less than the maximum amount permitted to be made for such fiscal year, 75% of such unused amount (each such amount, a "CARRY-FORWARD AMOUNT") may be carried forward to the immediately succeeding fiscal year and utilized to make such Capital Expenditures in such succeeding fiscal year in the event the amount set forth above for such succeeding fiscal year has been used (it being understood and agreed that (a) no carry-forward amount may be carried forward beyond the first two fiscal years immediately succeeding the fiscal year in which it arose, (b) no portion of the carry-forward amount available for any fiscal year may be used until the entire amount of such Capital Expenditures permitted to be made in such fiscal year (without giving effect to such carry-forward amount) shall be made and (c) if the carry-forward amount available for any fiscal year is the sum of amounts carried forward from each of the two immediately preceding fiscal years, no portion of such carry-forward amount from the earlier of the two immediately preceding fiscal years may be used until the entire portion of such carry-forward amount from the more recent immediately preceding fiscal year shall have been used for such Capital Expenditures made in such fiscal year).

          SECTION 11 EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

          11.1 PAYMENTS. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

          11.2 REPRESENTATIONS, ETC.. Any representation, warranty or statement made or deemed made by any Credit Party herein or in the Guarantee, the Pledge Agreement or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          11.3 COVENANTS. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 9.1(e), 9.15 or Section 10 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement, the Guarantee or the Pledge Agreement and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

          11.4 DEFAULT UNDER OTHER AGREEMENTS. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $20,000,000 in the aggregate, for the Borrower and such Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (except in the case of Indebtedness consisting of any Hedge Agreement) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness (other than Indebtedness consisting of any Hedge Agreement) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

          11.5 BANKRUPTCY, ETC.. The Borrower or any Specified Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case; or an involuntary case is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

          11.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

          11.7 GUARANTEE. The Guarantee or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing such Guarantor's obligations under the Guarantee; or

          11.8 PLEDGE AGREEMENT. The Pledge Agreement or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender) or any Pledgor thereunder or any Credit Party shall deny or disaffirm in writing such Pledgor's obligations under the Pledge Agreement; or

          11.9 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          11.10  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the

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rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or any Specified Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare the Total Term Loan Commitment and the Total Revolving Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or Chase, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower or any Specified Subsidiary, it will pay) to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.


          SECTION 12    THE ADMINISTRATIVE AGENT.

          12.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.
 Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Neither the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have any obligations, duties or responsibilities under this Agreement.

          12.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          12.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower or any Guarantor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

          12.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          12.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

          12.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and any Guarantor and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any Guarantor that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          12.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          12.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Guarantor as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          12.9 SUCCESSOR AGENT. The Administrative Agent may resign as Administrative Agent upon 20 days' prior written notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.


          SECTION 13.    MISCELLANEOUS.

          13.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated rate, or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the final expiration date of any Lender's Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby, or
(ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms "Required Lenders", "Required Revolving Credit Lenders" and "Required Term Loan Lenders", or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Agents, or (iv) amend, modify or waive any provision of Section 3 without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of Chase, or (vi) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) decrease any Repayment Amount or extend any scheduled Repayment Date, in each case without the written consent of the Required Term Loan Lenders, or (viii) except to the extent permitted under the applicable Credit Document, release all or substantially all the Collateral under the Pledge Agreement or release all or substantially all the Guarantors under the Guarantee, in each case without the written consent of (x) the Required Revolving Credit Lenders and (y) the Required Term Loan Lenders, and PROVIDED FURTHER, that at any time that no Default or Event of Default has occurred and is continuing, the Revolving Credit Commitment of any Lender may be increased to finance a Permitted Acquisition, with the consent of such Lender, the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) and without the consent of the

Required Lenders, so long as (i) the Increased Commitment Amount (as defined below) at such time, when added to the amount of Indebtedness incurred pursuant to Section 10.1(k) and outstanding at such time, does not exceed the limits set forth therein, (ii) the Borrower shall pledge the Capital Stock of any person acquired pursuant thereto to the Administrative Agent for the benefit of the Lenders to the extent required under Section 9.12 and (iii) to the extent determined by the Administrative Agent to be necessary to ensure pro rata borrowings commencing with the initial borrowing after giving effect to such increase, the Borrower shall prepay any Eurodollar Loans outstanding immediately prior to such initial borrowing; as used herein, the "Increased Commitment Amount" means, at any time, aggregate amount of all increases pursuant to this proviso made at or prior to such time less the aggregate amount of all voluntary reductions of the Revolving Credit Commitments made prior to such time. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          13.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:              Corning Consumer Products Company
                                E Building
                                Houghton Park
                                Corning, New York 14831
                                Attention:  Thomas O'Brien
                                Fax:  (607) 974-6135


                                with a copy to:

                                Borden, Inc.
                                180 East Broad Street
                                Columbus, Ohio  43215
                                Attention:  Ronald Starkman
                                Fax:  (614) 225-4421

     The Administrative Agent:  The Chase Manhattan Bank
                                c/o The Loan and Agency Services Group
                                One Chase Manhattan Plaza, Eighth Floor
                                New York, NY  10081
                                Attention: Janet Belden
                                Fax:  (212) 552-5658
                                with a copy to:

                                The Chase Manhattan Bank
                                270 Park Avenue
                                New York, NY 10017
                                Attention:  Clifford Rooke
                                Fax:  (212) 972-0009

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

          13.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          13.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          13.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Lender and the Administrative Agent and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all

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                                                                              79


the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or (ii) disputes among the Administrative Agent, the Lenders and/or their transferees. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          13.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a)
(i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (ii) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents (including to loan derivative counterparties in respect of swaps or similar arrangements having the practical or economic effect thereof). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would directly forgive any principal of any Loan or reduce the stated rate, or forgive any portion, or postpone the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or increase the aggregate amount of the Commitments of any Lender or postpone the date of the final scheduled maturity of any Loan, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

           (iii) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate

(with the consent of the Borrower if any increased costs would result therefrom) thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld, it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority), to an additional bank or fund that is regularly engaged in making, purchasing or investing in loans or securities or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, except in the case of an assignment of all of a Lender's interests under this Agreement, unless otherwise agreed to by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Agreement to the contrary, the consent of the Borrower shall not be required for any assignment that occurs at any time when any of the events described in Section 11.5 shall have occurred and be continuing with respect to the Borrower.

          (b) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit C-1 or C-2, as the case may be, evidencing the Term Loans and Revolving Credit Loans, respectively, owing to such Lender.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d)(i) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, PROVIDED that neither the Administrative Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a Confidentiality Agreement in the form of Exhibit H.

          13.7 REPLACEMENTS OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.12, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or
(c) becomes a Defaulting Lender, with a replacement bank or other financial institution, PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11, 2.12,
3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          13.8 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the

Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          13.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          13.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.11 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          13.13 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section
     13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages.

          13.14  ACKNOWLEDGMENTS.  The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          13.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          13.16 CONFIDENTIALITY. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement ("CONFIDENTIAL INFORMATION"), in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender's or the Administrative Agent's attorneys, professional advisors or independent auditors or Affiliates, PROVIDED that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person shall have previously executed a Confidentiality Agreement in the form of Exhibit H.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



                                CORNING CONSUMER PRODUCTS COMPANY,

                                by
                                  /s/ Ronald P. Starkman
                                  ---------------------------------
                                  Name: Ronald P. Starkman
                                  Title:  Assistant Treasurer


                                THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender,

                                  by
                                    /s/ Lawrence Palumbo, Jr.
                                    -------------------------------
                                    Name: Lawrence Palumbo, Jr.
                                    Title: Vice President


                                SALOMON BROTHERS HOLDING COMPANY INC,
                                Syndication Agent and as a Lender,

                                  by
                                    /s/ Chad A. Leat
                                    -------------------------------
                                    Name: Chad A. Leat
                                    Title: Managing Director


                                BANKERS TRUST COMPANY,
                                as Documentation Agent and as a Lender,

                                  by
                                    /s/ Robert R. Telesca
                                   -------------------------------
                                    Name:  Robert R. Telesca
                                    Title: Assistant Vice President

                                                                       EXHIBIT A
                                                         TO THE CREDIT AGREEMENT
                                                         -----------------------


                                  FORM OF GUARANTEE


          GUARANTEE dated as of April 9, 1998, made by each of the corporations listed on Annex A hereto (the "GUARANTORS") in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders (the "LENDERS") from time to time parties to the Credit Agreement dated as of April 9, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), the Lenders, the Administrative Agent, SALOMON BROTHERS HOLDING COMPANY INC, as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders, and BANKERS TRUST COMPANY, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders.


                                 W I T N E S S E T H:


          WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit (collectively, the "EXTENSIONS OF CREDIT") to the Borrower upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements (as defined in the Credit Agreement) with the Borrower;

          WHEREAS, each Guarantor is a Domestic Subsidiary of the Borrower;

          WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. DEFINED TERMS.  (a)   Unless otherwise defined herein, terms
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) As used herein, the term "OBLIGATIONS" means the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or any Lender (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, the other Credit Documents, the Letters of Credit or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower or any Guarantor pursuant to the terms of the Credit Agreement or any other Credit Document) and (ii) all obligations and liabilities of the Borrower to any Lender or any affiliate of a Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, any Hedge Agreement or any other document made, delivered or given in connection therewith.

          (c) References to "Lenders" in this Guarantee shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section references are to Sections of this Guarantee unless otherwise specified.

  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. GUARANTEE. (a) Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other

Credit Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (d) Each Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

          (e) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

          (f) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding.

          (g) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

          3. RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

          4. RIGHT OF SET-OFF. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, due or to become due, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the appropriation and application made by the Administrative Agent or such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          5. NO SUBROGATION. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Administrative Agent may determine.

          6. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement, the Lender party thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

          7. GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Letter of Credit or any Hedge Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Borrower may be free from any Obligations.

          8. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          9. PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

          10.  REPRESENTATIONS AND WARRANTIES; COVENANTS.    Each Guarantor
hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor or the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

          (b) Each Guarantor hereby covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Guarantee until the Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or 10 of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

          11. AUTHORITY OF AGENT. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          12. NOTICES. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement, PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at the notice address set forth under its signature below.

          13. COUNTERPARTS. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Administrative Agent.

          14. SEVERABILITY. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15. INTEGRATION. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

          16. (a) AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Administrative Agent in accordance with
Section 13.1 of the Credit Agreement.

          (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          17. SECTION HEADINGS. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          18. SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent; PROVIDED, HOWEVER, that at the time any Guarantor ceases to be a Domestic Subsidiary of the Borrower, such Guarantor shall be released from its obligations under this Guarantee without further action.

          19. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE, ANY OTHER CREDIT DOCUMENT OR ANY LETTER OF CREDIT AND FOR ANY COUNTERCLAIM THEREIN.

          20. SUBMISSION TO JURISDICTION; WAIVERS. Each Guarantor hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Guarantee, any other Credit Document or any Letter of Credit, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 12 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 20 any special, exemplary, punitive or consequential damages.

          21. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                    EACH SUBSIDIARY GUARANTOR LISTED ON
                       ANNEX A HERETO,


                    By:
                       -----------------------------
                       Name:
                       Title:


                    Address for Notices for each Guarantor:

                    Corning Consumer Products Company
                    E Building
                    Houghton Park
                    Corning, New York 14831
                    Attention:  Thomas O'Brien
                    Fax:  (607) 974-6135


                    With a copy to:

                    Borden, Inc.
                    180 East Broad Street
                    Columbus, Ohio 43215-3799
                    Attention:  Ronald Starkman
                    Fax:  (614) 225-4421

                                                                         ANNEX A
                                                      TO THE GUARANTEE AGREEMENT


                                SUBSIDIARY GUARANTORS

                                                                       EXHIBIT B
                                                         TO THE CREDIT AGREEMENT
                                                         -----------------------

                               FORM OF PLEDGE AGREEMENT


          PLEDGE AGREEMENT dated as of April 9, 1998, among CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "BORROWER PLEDGOR"), the undersigned Subsidiaries of the Borrower Pledgor listed on Annex A hereto (each a "SUBSIDIARY PLEDGOR" and, collectively, the "SUBSIDIARY PLEDGORS"; the Borrower Pledgor and the Subsidiary Pledgors, collectively, the "PLEDGORS") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders (the "LENDERS") from time to time parties to the Credit Agreement dated as of April 9, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower Pledgor, the Lenders, the Administrative Agent, SALOMON BROTHERS HOLDING COMPANY INC, as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders, and BANKERS TRUST COMPANY, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders.

                                 W I T N E S S E T H:

          WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit (collectively, the "EXTENSIONS OF CREDIT") to the Borrower Pledgor upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements (as defined in the Credit Agreement) with the Borrower Pledgor;

          WHEREAS, (a) each Subsidiary Pledgor is a direct Domestic Subsidiary (as defined in the Credit Agreement) of the Borrower Pledgor and (b) each Subsidiary Pledgor has, pursuant to the Guarantee dated as of the date hereof, guaranteed to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower Pledgor when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Credit Agreement);

          WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower Pledgor to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower Pledgor and the Subsidiary Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower Pledgor under the Credit Agreement that the Borrower Pledgor and the Subsidiary Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

          WHEREAS, (a) the Borrower Pledgor is the legal and beneficial owner of the shares of stock (the "PLEDGED SHARES") described on Schedule I hereto and issued by the corporations named therein, which Pledged Shares constitute the percentage of all the issued and outstanding shares of capital stock of such companies identified on such Schedule I, and

(b) each of the Pledgors is the legal and beneficial owner of the indebtedness (the "PLEDGED DEBT") described from time to time on a schedule hereafter delivered to the Administrative Agent in accordance with the terms of the Credit Agreement at the time of receipt by any such Pledgor of non-cash proceeds in excess of $5,000,000 from sales of assets permitted by the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1.DEFINED TERMS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) As used herein, the term "OBLIGATIONS" means the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower Pledgor to the Administrative Agent or any Lender (including, without limitation, interest accruing at the then-applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then-applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, the other Credit Documents, the Letters of Credit or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower Pledgor or any Subsidiary Pledgor pursuant to the terms of the Credit Agreement or any other Credit Document) and (ii) all obligations and liabilities of the Borrower Pledgor to any Lender or any affiliate of a Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, any Hedge Agreement or any other document made, delivered or given in connection therewith.

          (c) References to "Lenders" in this Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower Pledgor.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.

          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. GRANT OF SECURITY. The Pledgors hereby transfer, assign and pledge to the Administrative Agent for the ratable benefit of the Lenders, and hereby grant to the

Administrative Agent for the ratable benefit of the Lenders, a security interest in, the following, whether now owned or existing or hereafter acquired or existing (collectively, the "COLLATERAL"):

          (a) in the case of the Borrower Pledgor, the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Borrower Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (b) in the case of each Pledgor, the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

          (c) in the case of the Borrower Pledgor and each Pledgor, to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Pledgor or the Administrative Agent from time to time with respect to any of the Collateral.

          3. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment of all Obligations of each Pledgor. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Pledgors to the Administrative Agent or the Lenders under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

          4. DELIVERY OF THE COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to any Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares.

          5. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

          (a) In the case of the Borrower Pledgor, the Pledged Shares set forth on Schedule I hereto represent on the date hereof the percentage of all the issued and outstanding capital stock of each Restricted Subsidiary of the Borrower Pledgor as identified on such Schedule I.

          (b) In the case of each Pledgor, such Pledgor is the legal and beneficial owner of the Collateral, as indicated on Schedule I, pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement or Liens permitted under Section 8 hereof.

          (c) As of the date of this Pledge Agreement, the Pledged Shares pledged by the Borrower Pledgor hereunder have been duly authorized and validly issued and are fully paid and non-assessable.

          (d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

          (e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and will defend its and the Administrative Agent's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, or any and all persons whomsoever.

          6. FURTHER ASSURANCES. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          7. VOTING RIGHTS; DIVIDENDS AND DISTRIBUTIONS; ETC. (a) So long as no Event of Default shall have occurred and be continuing:

               (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

               (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

          (b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral; PROVIDED, HOWEVER, that any and all dividends and other distributions in equity securities included in the Collateral shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

          (c) Upon written notice to each Pledgor by the Administrative Agent following the occurrence and during the continuance of an Event of Default,

               (i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default;

               (ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to
          Section 7(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default;

               (iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 7(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsements); and

               (iv) in order to permit the Administrative Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 7(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Section 7(c)(ii) above, such Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time execute and deliver to the Administrative Agent, appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request.

          8. TRANSFERS AND OTHER LIENS; ADDITIONAL COLLATERAL; ETC. Each Pledgor shall:

          (a) not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, PROVIDED that in the event such Pledgor sells assets or any other Collateral permitted by the Credit Agreement and such assets are or include Collateral, the Administrative Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale; and

          (b) (i) in the case of the Borrower Pledgor, except as permitted by the Credit Agreement, cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each such issuer (other than those issuers organized outside of the United States (with respect to which the Pledgor shall pledge 65 percent of such shares within 60 Business Days of such acquisition)) of Pledged Shares.

          9. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

          10. THE ADMINISTRATIVE AGENT'S DUTIES. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

          11. REMEDIES. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. UNIFORM COMMERCIAL CODE") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

          (b) All cash and cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 13.5 of the Credit Agreement) in whole or in part by the Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations shall be paid over to applicable Pledgor or to any other Person that may be lawfully entitled to receive such surplus.

          (c) The Administrative Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

          (d) All payments received by any Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

          12. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Pledgor and without notice to or further assent by such Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement, the Lender party thereto) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower Pledgor, any other Pledgor or pledgor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower Pledgor or any other Pledgor or pledgor or any release of the Borrower Pledgor or any other Pledgor or pledgor shall not relieve any Pledgor in respect of which a demand is made or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any Pledgor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          13. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Obligations, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors, transferees and assigns.

          14. REINSTATEMENT. This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower Pledgor or any other Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          15. NOTICES. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement, PROVIDED that any such notice, request or demand to or upon any Subsidiary Pledgor shall be addressed to such Subsidiary Pledgor at the notice address set forth under its signature below.

          16. COUNTERPARTS. This Pledge Agreement may be executed by one or more of the Pledgors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Pledge Agreement signed by all the Pledgors shall be lodged with the Administrative Agent and the Borrower Pledgor.

          17. SEVERABILITY. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18. INTEGRATION. This Pledge Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.

          19. AMENDMENTS IN WRITING; NO WAIVER; CUMULATIVE REMEDIES. (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section
13.1 of the Credit Agreement.

          (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          20. SECTION HEADINGS. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          21. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the successors and assigns of each of the Pledgors and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, except that none of the Pledgors may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Administrative Agent.

          22. WAIVER OF JURY TRIAL. EACH OF THE PLEDGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY LETTER OF CREDIT AND FOR ANY COUNTERCLAIM THEREIN.

          23. SUBMISSION TO JURISDICTION; WAIVERS. Each of the Pledgors hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, any other Credit Document or any Letter of Credit, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 15 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 23 any special, exemplary, punitive or consequential damages.

          45. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                              CORNING CONSUMER PRODUCTS COMPANY,


                              By:
                                 -------------------------------
                                 Name:
                                 Title:


                              EACH SUBSIDIARY PLEDGOR LISTED ON
                                 ANNEX A HERETO,


                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              Address for Notices for each Pledgor:

                              Corning Consumer Products Company
                              E Building
                              Houghton Park
                              Corning, New York 14831
                              Attention:  Thomas O'Brien
                              Fax:  (607) 974-6135


                              With a copy to:

                              Borden, Inc.
                              180 East Broad Street
                              Columbus, Ohio 43215-3799
                              Attention:  Ronald Starkman
                              Fax:  (614) 225-4421

                              THE CHASE MANHATTAN BANK, as Administrative
                                 Agent,


                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                                                                         ANNEX A
                                                         TO THE PLEDGE AGREEMENT


                                 SUBSIDIARY PLEDGORS

                                                                      SCHEDULE 1
                                                         TO THE PLEDGE AGREEMENT
                                                         -----------------------

                                    PLEDGED SHARES




                                        Stock                  Percentage of
                    Class of Stock/  Certificate   Number of    Outstanding
Pledgor   Issuer       Par Value        No(s)        Shares        Shares
-------   ------       ---------        ----         ------        ------

                                                                     EXHIBIT C-1
                                                         TO THE CREDIT AGREEMENT
                                                         -----------------------

                              TERM LOAN PROMISSORY NOTE



$[             ]                                              New York, New York
                                                                April [  ], 1998


     FOR VALUE RECEIVED, the undersigned, CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of [LENDER] (the "LENDER") at the office of The Chase Manhattan Bank (together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, in accordance with
Section 2.5 of the Credit Agreement (as hereinafter defined), the principal
amount of (a) [DOLLARS] ($[            ]), or, if less, (b) the aggregate unpaid
principal amount of all Term Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of the Credit Agreement.

     The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof the date, Type and amount of each Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Term Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed, PROVIDED that the failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of any Term Loan.

     This promissory note (a) has been issued pursuant to Section 13.6(b) of the Credit Agreement dated as of April 9, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time parties thereto, the Administrative Agent, Salomon Brothers Holding Company Inc, as Syndication Agent, and Bankers Trust Company, as Documentation Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   CORNING CONSUMER PRODUCTS COMPANY,


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                                                                      Schedule A
                                                                    To term note

                    LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------
                                         Amount                               Amount of ABR Loans    Unpaid Principal
                                      Converted to  Amount of Principal of      Converted to            Balance of      Notation
     Date      Amount of ABR Loans      ABR Loans       ABR Loans Repaid     Eurodollar Term Loans       ABR Loans       Made By
------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

                                                                     Schedule B
                                                                   To Term Note
                                                                   ------------

   LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR TERM LOANS

                               Amount                                                  Amount of      Unpaid Principal
               Amount of     Converted     Interest Period and  Amount of Principal  Eurodollar Term     Balance of
               Eurodollar   to Eurodollar  Eurodollar Rate with  of Eurodollar Term   Loans Converted    Eurodollar     Notation
     Date      Term Loans    Term Loans      Respect Thereto        Loans Repaid       to ABR Loans      Term Loans     Made By
-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

                                                                     EXHIBIT C-2
                                                         TO THE CREDIT AGREEMENT
                                                         -----------------------

                        REVOLVING CREDIT LOAN PROMISSORY NOTE


$[               ]                                            New York, New York
                                                                April [  ], 1998


     FOR VALUE RECEIVED, the undersigned, CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of [LENDER] (the "LENDER") at the office of The Chase Manhattan Bank (together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, in accordance with
Section 2.5 of the Credit Agreement (as hereinafter defined), the principal
amount of (a)  [DOLLARS] ($[          ]), or, if less, (b) the aggregate unpaid
principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.8 of the Credit Agreement.

     The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Revolving Credit Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed, PROVIDED that the failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

     This promissory note (a) has been issued pursuant to Section 13.6(b) of the Credit Agreement dated as of April 9, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time parties thereto, the Administrative Agent, Salomon Brothers Holding Company Inc, as Syndication Agent, and Bankers Trust Company, as Documentation Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   CORNING CONSUMER PRODUCTS COMPANY,


                                   By:
                                      -------------------------------
                                      Name:
                                      Title:

                                                                       SCEDULE A
                                                        TO REVOLVING CREDIT NOTE


                    LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------
                                                                              Amount of ABR Loans
                                         Amount                                  Converted to        Unpaid Principal
                                      Converted to  Amount of Principal of    Eurodollar Revolving      Balance of      Notation
     Date      Amount of ABR Loans      ABR Loans       ABR Loans Repaid          Credit Loans           ABR Loans       Made By
------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

------------  ----------------------  ------------- ----------------------- ----------------------- ------------------ -----------

                                                                     Schedule B
                                                                   To Term Note
                                                                   ------------

   LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR TERM LOANS

-------------- ------------ -------------  -------------------- -------------------  ---------------- ----------------  --------
                                                                                        Amount of     Unpaid Principal
                              Amount                                                   Eurodollar        Balance of
                 Amount of  Converted to                         Amount of Principal    Revolving        Eurodollar
                Eurodollar   Eurodollar     Interest Period and    of Eurodollar       Credit Loans      Revolving
                 Revolving   Revolving     Eurodollar Rate with   Revolving Credit     Converted to        Credit       Notation
     Date      Credit Loans  Credit Loans     Respect Thereto       Loans Repaid        ABR Loans           Loans       Made By
-------------- ------------ -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------

-------------- ----------   -------------  -------------------- -------------------  ---------------- ----------------  --------